UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

MARVELL TECHNOLOGY, INC.

(Name of Registrant as Specified in Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MARVELL TECHNOLOGY, INC.

1000 N. West Street

Suite 1200

Wilmington, DE 19801

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on July 16, 2021

The 2021 Annual Meeting of Stockholders (the “Annual Meeting”) of Marvell Technology, Inc., a Delaware company, is scheduled to be held on Friday, July 16, 2021, at 1:00 p.m. Pacific Time. The Annual Meeting will take place solely by means of remote communication as discussed below.

Due to the public health concerns regarding the COVID-19 pandemic, the Annual Meeting will be held virtually via live audio-only webcast at www.virtualshareholdermeeting.com/MRVL2021. You will not be able to attend the meeting in person. You will be able to vote your shares of common stock electronically by Internet, and submit questions online during the meeting by logging in to the website specified above using the 16-digit control number included on your proxy card or a “legal proxy,” as described in further detail below.

The purposes of the Annual Meeting are:

1. To elect the ten (10) directors named in the accompanying proxy statement who will hold office until the earlier of the 2022 Annual Meeting or their resignation or removal;

2. To approve named executive officer compensation on an advisory basis; and

3. To ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for its fiscal year ending January 29, 2022.

In addition, stockholders may be asked to consider and vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof. If any other matters properly come before the Annual Meeting or any adjournment or postponement thereof, the persons named in the proxy card will vote in their discretion the shares represented by all properly executed proxies.

The foregoing items of business are more fully described in the proxy statement accompanying this notice of Annual Meeting.

We have established the close of business, Pacific Time, on May 20, 2021, as the record date for determining those stockholders entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. Only holders of shares of common stock as of the record date are entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof. Execution of a proxy will not in any way affect your right to attend and vote at the Annual Meeting, and any person giving a proxy has the right to revoke it at any time before it is exercised. Each stockholder may appoint only one proxy holder or representative to attend the meeting on his or her behalf.

Your Board recommends that you vote: FOR the Board’s nominees for directors; FOR the approval of our named executive officer compensation; and FOR the ratification of the appointment of our independent registered public accounting firm.

In the event of a technical malfunction or other situation that the meeting chair determines may affect the ability of the Annual Meeting to satisfy the requirements for a meeting of stockholders to be held by means of remote communication under the Delaware General Corporation Law, or that otherwise makes it advisable to adjourn the Annual Meeting, the chair or secretary of the Annual Meeting will convene the meeting at 2:00 p.m. Pacific Time on the date specified above and at Marvell Semiconductor, Inc., 5488 Marvell Lane, Santa Clara, California 95054 solely for the purpose of adjourning the meeting to reconvene at a date, time and physical or virtual location announced by the meeting chair. Under either of the foregoing circumstances, we will post information regarding the announcement in the “Investor Relations” section of the Company’s website at https://investor.marvell.com.

Your attention is directed to the accompanying proxy statement. Whether or not you plan to attend the Annual Meeting online, it is important that your shares be represented and voted at the Annual Meeting. For specific voting instructions, please refer to the information provided in the following proxy statement, together with your proxy card or the voting instructions you receive by mail, e-mail or that are provided via the Internet.

BY ORDER OF THE BOARD OF DIRECTORS

MATTHEW J. MURPHY

Director, President and Chief Executive Officer

May 28, 2021

Important notice regarding the availability of proxy materials for the Annual Meeting:
This Proxy Statement and the financial and other information contained in our Annual Report to Stockholders for the fiscal year ended January 30, 2021 are available on the Internet and may be viewed at www.proxyvote.com, where you may also cast your vote.

MARVELL TECHNOLOGY, INC.

1000 N. West Street, Suite 1200

Wilmington, DE 19801

PROXY STATEMENT

FOR

ANNUAL MEETING OF STOCKHOLDERS

JULY 16, 2021

INTRODUCTION

This proxy statement and the accompanying proxy materials are being furnished in connection with the solicitation by the board of directors (the “Board”) of Marvell Technology, Inc., a Delaware company, of proxies for use at our Annual Meeting of Stockholders (referred to herein as the “Annual Meeting” or the “meeting”) scheduled to be held virtually at 1:00 p.m. Pacific Time, on Friday, July 16, 2021.

INFORMATION REGARDING THE ANNUAL MEETING

General

This proxy statement contains information about the meeting and was prepared by our management at the direction of our Board. Our Board supports each action for which your vote is solicited.

Our Board asks you to appoint Jean Hu, our Chief Financial Officer, and Mitchell Gaynor, our Chief Administration and Legal Officer and Secretary, as your proxy holders to vote your shares at the meeting. You may make this appointment by properly completing the proxy as described below. If appointed by you, your shares represented by a properly completed proxy received by us will be voted at the meeting in the manner specified therein or, if no instructions are marked on the proxy, your shares will be voted as described below. Although management does not know of any other matter to be acted upon at the meeting, unless contrary instructions are given, shares represented by valid proxies will be voted by the persons named on the proxy card in the manner the proxy holders deem appropriate for any other matters that may properly come before the meeting.

We maintain our executive office in Delaware at 1000 N. West Street, Suite 1200, Wilmington, DE 19801. Our telephone number in Delaware is (441) 294-8096.

On April 20, 2021 (the “Merger Effective Date”), Marvell Technology Group Ltd. (“MTGL”) completed the previously announced acquisition of Inphi Corporation (“Inphi”) pursuant to the Agreement and Plan of Merger and Reorganization (the “Merger Agreement”), dated October 29, 2020, by and among MTGL, Marvell Technology, Inc., Maui Acquisition Company Ltd, a wholly owned subsidiary of Marvell Technology, Inc. (“Bermuda Merger Sub”), Indigo Acquisition Corp., a wholly owned subsidiary of Marvell Technology, Inc. (“Delaware Merger Sub”), and Inphi. Effective on the Merger Effective Date Bermuda Merger Sub merged with and into MTGL with MTGL continuing as a wholly owned subsidiary of Marvell Technology, Inc. Effective on the Merger Effective Date, Delaware Merger Sub merged with and into Inphi with Inphi continuing as a wholly owned subsidiary of Marvell Technology, Inc. As a result of the Mergers, MTGL and Inphi became wholly owned subsidiaries of Marvell Technology, Inc. Under Exchange Act Rule 12(g)-3(a), Marvell Technology, Inc. became the successor entity to MTGL and the use of the terms “Marvell,” Marvell Technology, Inc.,” “Company,” “we,” “our” and “us” in this proxy statement are references to Marvell Technology, Inc. (although references involving facts and events occurring prior to the Merger Effective Date refer to MTGL).

Record Date and Shares Outstanding

The record date for the Annual Meeting has been set as the close of business, Pacific Time, on May 20, 2021 (“Record Date”). Only stockholders of record as of such date will be entitled to notice of and to vote at the meeting. On the Record Date, there were 819,280,654 issued shares of common stock, par value $0.002 per share (“shares of common stock” or “shares”). In accordance with our Bylaws, each issued common share is entitled to one vote on each of the proposals to be voted on at the meeting. Shares held as of the Record Date include shares of common stock that are held directly in your name as the stockholder of record and those shares held for you as a beneficial owner through a broker, bank, or other nominee.

In this proxy statement, we refer to the fiscal year ended February 3, 2018 as fiscal 2018, the fiscal year ended February 2, 2019 as fiscal 2019, the fiscal year ended February 1, 2020 as fiscal 2020, the fiscal year ended January 30, 2021 as fiscal 2021, and the fiscal year ending January 29, 2022 as fiscal 2022.

QUESTIONS AND ANSWERS ABOUT OUR ANNUAL MEETING

Q: Why am I receiving these proxy materials?

A: We have made these materials available to you on the Internet or, upon your request, have delivered printed versions of these materials to you by mail, in connection with our solicitation of proxies for use at the Annual Meeting to be held at 1:00 p.m. Pacific Time on Friday, July 16, 2021. These materials were first sent or given to stockholders on or about May 28, 2021. You are invited to attend the Annual Meeting and are asked to vote on the proposals described in this proxy statement.

Q: What is included in these proxy materials?

A: These proxy materials include:

•	The notice of the Annual Meeting,

•	Our proxy statement for the Annual Meeting, and

•	Our Annual Report on Form 10-K for the fiscal year ended January 30, 2021, as filed with the U.S. Securities and Exchange Commission (“SEC”) on March 16, 2021.

If you requested printed versions of these materials by mail, these materials also include the proxy card or voting instruction form for the Annual Meeting.

Q: What proposals will be considered at the meeting?

A: The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying notice of Annual Meeting and include:

1.	The election of ten (10) directors who will hold office until the earlier of the 2022 Annual Meeting or their resignation or removal;

2.	An advisory (non-binding) vote to approve the compensation of our named executive officers;

3.	To ratify the selection of Deloitte & Touche LLP (“Deloitte & Touche”) as the Company’s independent registered public accounting firm for its fiscal year ending January 29, 2022.

If any other matters properly come before the meeting or any adjournment or postponement thereof, the persons named in the proxy card will vote in their discretion the shares represented by all properly executed proxies.

Q: How does our Board recommend that I vote on the proposals?

A: At the Annual Meeting, our Board recommends our stockholders vote:

1.	FOR the election of the ten (10) director nominees listed in Proposal No. 1 (see Proposal No. 1);

2.	FOR the approval, on an advisory and non-binding basis, of named executive officer compensation (see Proposal No. 2); and

3.	FOR the ratification of the selection of Deloitte & Touche as the Company’s independent registered public accounting firm for its fiscal year ending January 29, 2022. (see Proposal No. 3).

Q: Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a paper copy of the proxy materials?

A: The SEC has adopted rules to allow companies to post proxy materials on the Internet and provide only a Notice of Internet Availability of Proxy Materials to stockholders. We have elected to provide access to our proxy materials primarily over the Internet. Accordingly, we are sending a Notice of Internet Availability of

Proxy Materials (the “Notice”) to most of our stockholders of record and beneficial owners. All stockholders receiving the Notice will have the ability to access the proxy materials over the Internet and request a paper copy of the proxy materials by mail. Instructions on how to access the proxy materials over the Internet or to request a paper copy may be found in the Notice. In addition, the Notice contains instructions on how you may request access to proxy materials in printed form by mail or electronically on an ongoing basis. The Notice also instructs you how to submit your proxy electronically over the Internet or by mail.

Q: How can I get electronic access to the proxy materials?

A: The Notice will provide you with instructions regarding how to:

•	View the proxy materials for the Annual Meeting on the Internet, and

•	Instruct us to send future proxy materials to you by e-mail.

Our proxy materials are also available on the investor relations page of our website at www.marvell.com. None of the materials on our website other than the proxy materials are part of this proxy statement or incorporated by reference herein.

Choosing to receive future proxy materials by e-mail will save us the cost of printing and mailing documents to you and will reduce the impact of our Annual Meetings on the environment. If you choose to receive future proxy materials by e-mail, you will receive an e-mail message next year with instructions containing a link to those materials and a link to the proxy voting website. Your election to receive proxy materials by e-mail will remain in effect until you terminate it.

Q: Who can vote?

A: The Record Date for the Annual Meeting has been set as the close of business, Pacific Time, on May 20, 2021. Only stockholders of record as of such date will be entitled to notice of and to vote at the meeting. On the Record Date, there were 819,280,654 shares of common stock issued and outstanding. Each issued and outstanding share is entitled to one vote on each director nominee and on each of the other proposals to be voted on at the meeting. Shares held as of the Record Date include shares that are held directly in your name as the stockholder of record and those shares held for you as a beneficial owner through a broker, bank, or other nominee.

Q: What should I do now to vote?

A: You may vote your shares either by voting online at the meeting or by submitting a completed proxy via the Internet, telephone or by mail before the meeting. After carefully reading and considering the information contained in this proxy statement, please follow the instructions as summarized below, depending on whether you hold shares directly in your name as stockholder of record or you are the beneficial owner of shares held through a broker, bank or other nominee. Most of our stockholders hold their shares through a broker, bank, or other nominee rather than directly in their own name. As summarized below, there are some distinctions between the procedures for voting shares held of record and those owned beneficially.

Q: If my shares are held in “street name” by my broker, bank, or other nominee, how do I vote my shares?

A: If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of the shares held in “street name,” and the Notice will, subject to the terms made between you and the stockholder of record, be forwarded to you by your broker, bank or other nominee who is considered, with respect to those shares, the stockholder of record. If the shares you own are held in “street name” by a bank or brokerage firm, your bank or brokerage firm, as the record holder of your shares, is required to vote your shares according to your instructions. To vote your shares, you will need to follow the directions your bank or brokerage firm provides you. Many banks and brokerage firms also offer the option of submitting voting instructions over the Internet or by telephone, instructions for which would be provided by your bank or brokerage firm on a voting instruction form.

If your shares are held in “street name” and your voting instruction form or Notice of Internet Availability indicates that you may vote those shares through the http://www.proxyvote.com website, then you may access, participate in, and vote at the annual meeting with the unique access code indicated on that voting instruction form or Notice of Internet Availability. Otherwise, you should contact your bank, broker, or other nominee (preferably at least 5 days before the annual meeting) and obtain a “legal proxy” in order to be able to attend, participate in or vote at the annual meeting.

Q: If I am a stockholder of record, how do I vote my shares?

A: If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company (our “Transfer Agent”), you are considered the stockholder of record with respect to those shares and the Notice was sent directly to you.

There are four ways to vote:

During the Annual Meeting

•	Virtually. You may attend the Annual Meeting and vote using the virtual meeting platform.

In advance of the Annual Meeting

•	By Telephone. You may submit your proxy by calling the toll-free number provided in the proxy card (which must be submitted by the deadline in the proxy card).

•	Via the Internet. You may submit your proxy via the Internet by following the instructions provided in the Notice (which must be submitted by the deadline in the Notice).

•

By Mail. If you request printed copies of the proxy materials by mail, you may submit your proxy by filling out the proxy card and sending it back in the envelope provided (which must be received before votes are cast at the Annual Meeting).

Please be aware that if you issue a proxy or give voting instructions over the Internet or by telephone, you may incur costs such as Internet access and telephone charges for which you will be responsible.

Q: What happens if I do not cast a vote?

A: Many of our stockholders hold their shares through a broker, bank, or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Beneficial owners — If you hold your shares in “street name,” it is critical that you instruct your broker, bank or other nominee to cast your vote if you want it to count in the election of directors (Proposal No. 1) and approval of named executive officer compensation (Proposal No. 2). The term “broker non-vote” refers to shares held by a broker or other nominee (for the benefit of its client) that are represented at the meeting, but with respect to which such broker, bank or nominee is not instructed to vote on a particular proposal and does not have discretionary authority to vote on that proposal. Brokers, banks, and nominees do not have discretionary voting authority on non-routine matters (which are expected to include Proposals No. 1 and 2) and accordingly may not vote on such matters absent instructions from you as the beneficial holder. Thus, if you hold your shares in “street name” and you do not instruct your broker, bank or other nominee on how to vote in the election of directors (Proposal No. 1) or with respect to votes related to named executive officer compensation (Proposal No. 2), no votes will be cast on your behalf on such matters.

The proposal at the Annual Meeting to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending January 29, 2022 (Proposal No. 3) is expected to be considered a routine matter for which brokerage firms may vote uninstructed shares. It is important to us that you affirmatively vote on all matters, but particularly for the matters in Proposals 1 and 2 since they are expected to be non-routine matters as described above.

Stockholders of record — If you are a stockholder of record and you do not cast your vote or submit a proxy, no votes will be cast on your behalf on any of the items of business at the Annual Meeting. However, if you sign and return the proxy card with no further instructions, the proxy holders will vote your shares in the manner recommended by our Board on all matters presented in this proxy statement and, as the proxy holders, may determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting. A stockholder may also abstain from voting on any proposal. An “abstention” occurs when a stockholder sends in a proxy with explicit instructions to decline to vote regarding a particular matter. Pursuant to our Bylaws, abstentions have the same effect as an “against” vote with respect to the approval of the named executive officer compensation program and appointment of our independent registered accounting firm (Proposals No. 2 & 3), and no effect on the outcome of director elections (Proposal No. 1).

Q: How are votes counted?

A: Each share held by a stockholder as of the Record Date is entitled to one vote. There is no cumulative voting in the election of directors. All votes will be tabulated by the inspector of elections appointed for the meeting, who will count the votes, determine the existence of a quorum and the validity of proxies and ballots, and certify the results of the voting.

Q: How can I change or revoke my proxy after I have submitted it?

A: You may change or revoke your proxy at any time before it is voted at the Annual Meeting by (1) Internet or by telephone (only your latest Internet or telephone proxy submitted prior to the Annual Meeting will be counted), or by (2) signing and returning a new proxy card with a later date. If you are a beneficial owner and submitted voting instructions to your broker, bank, or other nominee, please refer to the instructions provided by your broker, bank, or other nominee on how to change your vote.

Q: What if other matters come up at the meeting?

A: The matters described in this proxy statement are the only matters that we know of that will be voted on at the meeting. If any other matters properly come before the Annual Meeting or any adjournment or postponement thereof, the persons named in the proxy card will vote the shares represented by all properly executed proxies in their discretion.

Q: Can I attend the Annual Meeting?

A: Due to the ongoing public health concerns relating to the COVID-19 pandemic, and to support the health and well-being of our employees and stockholders, the Annual Meeting will be held virtually via live audio-only webcast and you will not be able to attend in person. We have structured the Annual Meeting to provide substantially the same rights that stockholders would have at an in-person meeting. You will be able to vote your Marvell stock electronically via the Internet and submit questions online during the meeting by logging in to the website specified above using the unique control number included on your proxy card. If you were a stockholder at the close of business on the Record Date or you hold a valid legal proxy for the Annual Meeting, you may attend the Annual Meeting virtually.

Q: How can I submit question at or prior to the Annual Meeting?

A: If you wish to submit a question during the Annual Meeting, you may log into www.virtualshareholdermeeting.com/MRVL2021 and enter your unique control number provided in your Notice, on your proxy card, or on the instructions that accompanied your proxy materials and enter a question. We will answer questions and address comments relevant to meeting matters that comply with the meeting rules of conduct during the Annual Meeting, subject to time constraints. We will summarize multiple questions submitted on the same topic. We will try to respond to all appropriate questions during the meeting, as time permits.

If there are matters of individual concern to a stockholder and not of general concern to all stockholders, or if a question posed was not otherwise answered, we provide an opportunity for stockholders to contact us separately after the Annual Meeting through the “Investor Relations” section of the Company’s website at https://investor.marvell.com.

Q: What if I have technical difficulties or trouble accessing the virtual Annual Meeting?

A: For help with technical difficulties on the meeting day you can call U.S. 844-986-0822 or International: 303-562-9302 for assistance. Technical support will be available starting at 12:30 p.m. Pacific Time and until the meeting has finished.

Q: What quorum is required for action at the meeting?

A: The presence of a majority of the voting power of the stock outstanding and entitled to vote at the meeting, present or represented by proxy, shall constitute a quorum for the transaction of business. Abstentions and broker non-votes are counted for the purpose of determining the presence or absence of a quorum for the transaction of business. In the event there are not sufficient shares present for a quorum at the time of the Annual Meeting, the meeting will stand adjourned as may be determined by our Board in accordance with the Bylaws to permit the further solicitation of proxies.

Q: What vote is required to approve each proposal?

A: Proposal No. 1: The nominees for director receiving the affirmative vote of at least a majority of the votes cast at the Annual Meeting will be elected as directors to serve until the next Annual Meeting. Abstentions and broker non-votes will be entirely excluded from the vote and will have no effect on the outcome of this proposal.

Proposal No. 2: Our stockholders will have an advisory (non-binding) vote on named executive officer compensation as described in this proxy statement, which requires the affirmative vote of at least a majority of the voting power of the stock present or represented by proxy and entitled to vote on the subject matter at the Annual Meeting to be approved. Abstentions will have the same effect as votes “against” the proposal, and broker non-votes will be entirely excluded from the vote and will have no effect on the outcome of this proposal. The vote is advisory and therefore not binding on our Board; however, our Board and the executive compensation committee (the “ECC”) will consider the result of the vote when making future decisions regarding our executive compensation policies and practices.

Proposal No. 3 Ratification of the appointment of Deloitte & Touche as our independent registered public accounting firm for our fiscal year ending January 29, 2022, requires the affirmative vote of at least a majority of the voting power of the stock present or represented by proxy and entitled to vote on the subject matter at the Annual Meeting to be approved. Abstentions will have the same effect as votes “against” the proposal, and broker non-votes will be entirely excluded from the vote and will have no effect on the outcome of this proposal.

Q: What does it mean if I receive more than one Notice or e-mail about the Internet availability of the proxy materials or more than one paper copy of the proxy materials?

A: If you receive more than one Notice, more than one e-mail or more than one paper copy of the proxy materials, it means that you have multiple accounts with your brokers or the Transfer Agent. Please vote all of these shares. For all of your shares to be voted by proxy, you must complete, sign, date and return each proxy card and voting instruction card that you receive and do so for all shares represented by each Notice and e-mail that you receive (unless you have requested and received a proxy card or voting instruction card for the shares represented by one or more of those notices or e-mails). We encourage you to have all your shares registered in the same name and address. You may do this by contacting your broker or the Transfer Agent.

Q: What is the contact information for our Transfer Agent?

A: Contact information for our Transfer Agent is as follows:

AST Shareholder Services Call Center	American Stock Transfer & Trust Company, LLC
Toll Free: 800.937.5449	6201 15th Avenue
Local & International: 718-921-8124	Brooklyn, NY 11219
Hours: 8 a.m. – 8 p.m. ET Monday to Friday	E-mail: Help@astfinancial.com

Q: Who is making and paying for this proxy solicitation?

A: This proxy is solicited on behalf of our Board. We will pay the cost of distributing this proxy statement and related materials as well as the cost of soliciting proxies. We will also reimburse brokers, banks, and other nominees for their reasonable out-of-pocket expenses for forwarding proxy materials to beneficial owners of shares or other persons for whom they hold shares. We have retained Okapi Partners LLC to assist us in the solicitation of proxies and we have agreed to pay them a fee of approximately $15,000, plus reasonable expenses, for these services. In addition, to the extent necessary to ensure sufficient representation at the meeting, we may solicit the return of proxies by personal interview, mail, telephone, facsimile, Internet, or other means of electronic transmission. The extent to which this will be necessary depends upon how promptly proxies are returned. We urge you to send in your proxy without delay.

Q: How can I find out the results of the voting at the Annual Meeting?

A: We plan to announce preliminary voting results at the meeting. Final voting results will be published in a Current Report on Form 8-K filed with the SEC within four business days of the meeting. If the final voting results are not available within four business days after the meeting, we will provide the preliminary results in the Form 8-K and the final results in an amendment to the Form 8-K within four business days after the final voting results are known to us.

Q: Who should I call if I have questions about the Annual Meeting?

A: You should contact the following:

Ashish Saran

Vice President, Investor Relations

Marvell Semiconductor, Inc.

5488 Marvell Lane

Santa Clara, CA 95054

Phone: (408) 222-3274

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Nominees

Our Bylaws provide that our Board shall consist of not fewer than two (2) nor more than fifteen (15) directors, the exact number to be determined from time to time solely by resolution adopted by the Board. The number of directors is currently fixed at ten and there are currently ten members serving on our Board. After discussing with each director their interest in continuing to serve as directors of the Company, the nominating and governance committee (the “N&G Committee”) has recommended, and our Board has nominated, all current members of our Board to stand for election at the Annual Meeting.

Our director nominees for the 2021 Annual Meeting are Tudor Brown, Brad Buss, Edward Frank, Richard S. Hill, Marachel Knight, Bethany Mayer, Matthew J. Murphy, Michael Strachan, Robert E. Switz and Ford Tamer. All of our director nominees, except for Ms. Knight and Dr. Tamer, are currently directors who were last elected by stockholders at the 2020 Annual Meeting. Ms. Knight was appointed to the Board in July 2020. With respect to adding Ms. Knight to our Board, we hired a third-party search firm and did an exhaustive search pursuant to which the N&G Committee recommended her to the Board. Dr. Tamer was appointed to the Board on April 20, 2021 pursuant to the terms of the Merger Agreement.

All nominees elected as directors will serve until the earlier of the 2022 Annual Meeting or their resignation or removal. In the event any new nominees are appointed as directors after this Annual Meeting, they will be required to stand for election at the next Annual Meeting and each Annual Meeting thereafter, if nominated to do so.

As part of our goal of building a diverse board, the N&G Committee seeks highly qualified diverse candidates to add to the Board. As a result, the total number of directors may subsequently increase in the future to eleven.

Biographical information for each of the nominees may be found immediately following this proposal. We have been advised that each of our nominees is willing to be named as such herein and each of the nominees is willing to serve as a director if elected. However, if one or more of the director nominees should be unable or, for good cause, unwilling to serve as a director, the proxy holders may vote for a substitute nominee recommended by the N&G Committee and approved by our Board or the Board may reduce its size.

Board Recommendation and Required Vote

Our Board recommends that you vote FOR the nominees for each director nominee identified above.

Unless authority to do so is withheld, the proxy holders named in the proxy card will vote the shares represented thereby FOR the election of each such nominee. Assuming the presence of a quorum, our Bylaws require that, in an uncontested election (such as the Annual Meeting), a director nominee will be elected only if he or she receives a majority of the votes cast with respect to his or her election (that is, the number of votes cast “for” that nominee exceeds the number of votes cast “against” that nominee) at the Annual Meeting. Abstentions and broker non-votes will have no effect on the outcome.

DIRECTOR NOMINEES

Name	Age(1)	Position(s)	Director Since	Gender	Ethnicity(2)
Richard S. Hill	69	Independent Chair of the Board	2016	M	W
Matthew J. Murphy	48	Director, President & CEO	2016	M	W
Tudor Brown	62	Independent Director	2016	M	W
Brad W. Buss	57	Independent Director	2018	M	W
Edward H. Frank	64	Independent Director	2018	M	W
Marachel L. Knight	48	Independent Director	2020	F	B
Bethany J. Mayer	59	Independent Director	2018	F	W
Michael G. Strachan	72	Independent Director	2016	M	W
Robert E. Switz	74	Independent Director	2016	M	W
Ford Tamer	59	Independent Director	2021	M	W

(1)	The age of each director is provided as of the Record Date.
(2)	B-Black or African American. W-White.

Below each nominee’s biography, we have included an assessment of the skills and experience of such nominee that led to the conclusion he or she should serve as a director at this time, in light of the Company’s business and structure.

Richard S. Hill has served as our Chair of the Board since May 2016. Mr. Hill served as the Interim President and Chief Executive Officer of NortonLifeLock Inc. (formerly known as Symantec Corporation), a software company, from May 2019 until November 2019. Mr. Hill served as a member of the board of directors of Xperi Corporation (“Xperi”, formerly Tessera Technologies), a technology and intellectual property licensing firm, from August 2012 until June 2020 when it merged with TiVo Corporation. Mr. Hill also served as Xperi’s Interim Chief Executive Officer from April 2013 until May 2013. Mr. Hill previously served as the Chairman and Chief Executive Officer and member of the board of directors of Novellus Systems Inc. (“Novellus”) from December 1993 until its acquisition by Lam Research Corporation in June 2012. Before joining Novellus in 1993, Mr. Hill spent 12 years with Tektronix Corporation, a leading designer and manufacturer of test and measurement devices. Presently, Mr. Hill is a member of the boards of directors of Arrow Electronics, Inc., and Cabot Microelectronics Corporation. Within the past five years, Mr. Hill served as a director of Xperi, Autodesk, Inc., Planar Systems, Inc., Yahoo! Inc., and NortonLifeLock Inc. Mr. Hill received a Bachelor of Science in Bioengineering from the University of Illinois in Chicago and a Master of Business Administration from Syracuse University.

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Mr. Hill brings to the Board his extensive expertise in executive management and engineering for technology companies, as well as considerable directorial and corporate governance experience developed through his service on the boards of directors of several public companies.

Matthew J. Murphy is Marvell’s President and Chief Executive Officer. He has led the company since joining in July 2016 and also serves as a member of the Board. In his role as President and Chief Executive Officer, Matt is responsible for leading new technology development, directing ongoing operations and driving Marvell’s growth strategy. Prior to joining Marvell, Matt worked for Maxim Integrated Products, Inc. (“Maxim”), a designer, manufacturer, and seller of analog and mixed signal integrated circuits, for 22 years, where he advanced through a series of business leadership roles over two decades. Most recently, from 2015 to 2016 he was Executive Vice President, Business Units, Sales and Marketing. In this capacity he had company-wide profit and loss responsibility, leading all product development, sales and field applications, marketing, and central engineering. From 2011 to 2015, he was Senior Vice President of the Communications and Automotive Solutions Group, leading the team that developed differentiated solutions for those markets. From 2006 to 2011, he was Vice President, Worldwide Sales & Marketing during a time when Maxim’s sales expanded significantly. Prior to 2006, he served in a variety of business unit management and customer operations roles. In prior roles, Matt led the company’s communications, data center, and automotive business groups, all of which experienced significant growth under his leadership. Matt serves on the board of directors of eBay Inc. Matt earned a Bachelor of Arts from Franklin & Marshall College and is a graduate of the Stanford Executive Program.

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Mr. Murphy brings to the Board both extensive industry knowledge and, as a result of his day-to-day involvement in the Company’s business, insight and information related to the Company’s strategy, sales, financial condition, operations, and competitive position.

W. Tudor Brown has served as a director since December 2016. Mr. Brown, who has decades of leadership experience in the semiconductor industry, currently serves on the boards of the Lenovo Group Limited and the Semiconductor Manufacturing International Corporation as well as a few private company boards. Until 2018, Mr. Brown served on the board of Xperi (formerly Tessera Technologies). Mr. Brown was one of the founding members and, until his retirement in May 2012, President of ARM Holdings plc, a publicly-traded semiconductor IP and software design company, now a wholly-owned subsidiary of the Softbank Group. During his tenure, he served in a range of leadership roles, including Chief Technical Officer, Chief Operating Officer and President. He also served for more than a decade on the company’s board of directors through his retirement in May 2012. Earlier in his career, Mr. Brown held leadership engineering roles at Acorn Computers and Sension, Inc. Mr. Brown, who earned a Master of Arts in Electrical Sciences from Cambridge University, holds a patent in low-power logic, and has been honored both as a Fellow of the Institution of Engineering and Technology, and as a Fellow of the Royal Academy of Engineering.

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Mr. Brown brings to the Board his experience as a founder and senior executive of one of the world’s most successful semiconductor technology and licensing companies, along with his strong operational experience and deep industry knowledge.

Brad W. Buss has served as a director since July 2018. Mr. Buss was the Chief Financial Officer of SolarCity Corporation, a provider of solar energy services, from August 2014 until he retired in February 2016. Mr. Buss served as the Executive Vice President of Finance and Administration and Chief Financial Officer of Cypress Semiconductor Corporation from August 2005 to June 2014. Mr. Buss also held prior financial leadership roles with Altera Corporation, Cisco Systems, Inc., Veba Electronics LLC and Wyle Electronics, Inc. Mr. Buss currently serves on the boards of directors for TuSimple Holdings Inc., Advance Auto Parts, Inc, AECOM, QuantumScape Corporation and for a few private companies. He is not standing for re-election to the Advance Auto Parts Board and his term is expected to end prior to the date of our Annual Meeting. Within the past five years, Mr. Buss served as a director of Tesla Motors Inc., CaféPress, Inc. and Cavium, Inc. (which Marvell acquired in July 2018). Mr. Buss holds a Bachelor of Arts in economics from McMaster University and an Honors Business Administration degree, majoring in finance and accounting, from the University of Windsor.

•	Mr. Buss brings to the Board his executive experience and his financial and accounting expertise with both public and private companies in the semiconductor industry and other diverse industries.

Dr. Edward H. Frank has served as a director since July 2018. Dr. Frank has served as a co-founder and the Chief Executive Officer of Brilliant Lime, Inc., a developer of silicon, systems, and software products, since October 2017. Dr. Frank co-founded Cloud Parity Inc., a voice-of-the-customer startup in the San Francisco Bay Area, in late 2013 and served as its Chief Executive Officer until September 2016. From May 2009 through October 2013, Dr. Frank was Vice President of Macintosh Hardware Systems Engineering at Apple, Inc. (“Apple”). Before joining Apple, Dr. Frank was Corporate Vice President of Research and Development at Broadcom Inc. (“Broadcom”). Prior to joining Broadcom Dr. Frank was the founding Chief Executive Officer of Epigram, Inc., a developer of integrated circuits and software for home networking, which Broadcom acquired in 1999. Dr. Frank serves on the board of directors of Analog Devices, Inc., SiTime Corporation and is an advisor to, or board member for, several privately held Bay Area venture capital firms and startups. Within the past five years, Dr. Frank served as a director of Amesite Inc., Quantenna Communications, Inc. and of Cavium Inc. (which Marvell acquired in July 2018). Dr. Frank holds a Bachelor of Science in Electrical Engineering and Master of Science in Electrical Engineering from Stanford University and a Ph.D. in Computer Science from Carnegie Mellon University, where he also serves on the Board of Trustees. In 2018, Dr. Frank was elected to the

National Academy of Engineering for his contribution to the development and commercialization of wireless networking products. He is also a Fellow of the IEEE, and an NACD Board Leadership Fellow.

•	Dr. Frank brings to the Board his substantial experience in the design, manufacture, sale and marketing of semiconductors and his extensive executive leadership experience.

Marachel L. Knight has served as a director since July 2020. She has been the Senior Vice President of Technology Planning and Operations at AT&T, Inc., a leading provider of telecommunications, media, and technology services globally since April 2021. Prior to holding that position, she held various leadership positions at AT&T, Inc. over her more than 25 year tenure including, Senior Vice President of Engineering and Operations from 2020 to 2021; Senior Vice President of Technology Services and Operations from 2019 to 2020; Senior Vice President of Wireless and Access Engineering, Construction and Operations from 2018 to 2019; Senior Vice President of Technology Planning and Engineering from 2017 to 2018; Senior Vice President-Wireless Network Architecture and Design during 2017; Vice President-Advanced Technology Planning and Realization from 2016 to 2017; and Vice President-Construction and Engineering (Midwest Region) from 2015 to 2016. Prior to holding these positions, she held other leadership roles at AT&T, Inc of increasing responsibility. She holds a Master of Science, Information Networking from Carnegie Mellon University and a Bachelor of Science, Electrical Engineering from Florida State University.

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Ms. Knight brings to the Board her technical leadership gained over her 25 years of experience at AT&T, including her experience in 5G planning and rollouts that we expect will provide insights related to our technology and strategic business priorities as we continue to build-out our 5G silicon solutions.

Bethany J. Mayer was appointed to the Board in May 2018. Ms. Mayer is an executive partner with Siris Capital Group LLC, a private equity firm. Ms. Mayer served as Executive Vice President of Corporate Development and Technology of Sempra Energy, an energy infrastructure company, from November 2018 to January 2019. From 2014 through 2017, she was the President, Chief Executive Officer and a board member of Ixia, a market leader in test, visibility and security solutions acquired by Keysight Technologies in 2017. From 2011 through 2014, Ms. Mayer served as Senior Vice President and General Manager of HP’s Networking Business unit and the NFV business unit. From 2010 until 2011, she served as Vice President, Marketing and Alliances, for HP’s Enterprise Servers Storage and Networking Group. Prior to joining HP, she held leadership roles at Blue Coat Systems, Inc., Cisco Systems, Inc., and Apple. Presently, Ms. Mayer is chair of the board of directors of Box, Inc., and a member of the boards of directors of LAM Research Corporation, and Sempra Energy. Within the past five years, Ms. Mayer served on the boards of directors of Ixia, Delphi Automotive, Datastax Inc., Snaproute Inc. and a few private companies. She holds a Master of Business Administration from California State University, Monterey Bay, and a Bachelor of Science in Political Science from Santa Clara University.

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In addition to her public company Board experience, Ms. Mayer brings to the Board deep domain expertise in networking, high speed communication and security gained over her 25 years of experience serving in executive roles in both public and private companies.

Michael G. Strachan has served as a director since May 2016. Mr. Strachan began his career in 1976 at Ernst & Young LLP, where he spent his entire career, holding positions of increasing responsibility until his retirement in December 2008. From July 2007 until December 2008, he was a member of Ernst & Young’s America’s Executive Board, which oversaw the firm’s strategic initiatives in North and South America. From July 2006 to December 2008, he was also a member of Ernst & Young’s U.S. Executive Board, which oversaw partnership matters in the U.S. for the firm. From July 2000 through December 2008, he was Vice Chairman and Area Managing Partner for Ernst & Young offices between San Jose, California and Seattle, Washington, and was responsible for oversight of the firm’s operations in that area. From March 2009 to May 2014, he was a director at LSI Logic, including Chairman of the audit committee for most of that time. Mr. Strachan holds a Bachelor of Science in Accounting from Northern Illinois University.

•	Mr. Strachan brings to the Board deep expertise relating to finance and accounting matters and extensive business management, governance, and leadership experience.

Robert E. Switz has served as a director since May 2016. Mr. Switz was the Chairman, President and Chief Executive Officer of ADC Telecommunications, Inc., (“ADC”), a supplier of network infrastructure products and services from August 2003 until December 2010, when Tyco Electronics Ltd. acquired ADC. Mr. Switz joined ADC in 1994 and throughout his career there he held numerous leadership positions. Prior to ADC, Mr. Switz spent six years at Burr-Brown Corporation, most recently as Chief Financial Officer, Vice President of European Operations and Director of the Systems and Ventures Business. Mr. Switz has served as the Chairman of the Board of Micron Technology, Inc. since 2012. In addition to serving on the board of Micron, Mr. Switz also serves as a director of FireEye, Inc. Previously, he served as a director of Gigamon, Inc., GT Advanced Technologies Inc., and as lead independent director of Broadcom until its merger with Avago Technologies Limited. Mr. Switz received a Bachelor of Science in Business Administration from Quinnipiac University and a Master of Business Administration in Finance from the University of Bridgeport.

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Mr. Switz brings to the Board his extensive global operations, financial and general management experience and expertise, as well as considerable directorial and corporate governance experience developed through his service on the boards of directors of several public companies.

Dr. Ford Tamer has served as a director since April 2021. He served as the President and Chief Executive Officer and as a director of Inphi Corporation from February 2012 to April 2021 (when it was acquired by Marvell). Prior to that he served as Chief Executive Officer of Telegent Systems, Inc. from June 2010 until August 2011. Prior to joining Telegent, Dr. Tamer was a Partner at Khosla Ventures from September 2007 to April 2010. Dr. Tamer previously served as Senior Vice President and General Manager — Infrastructure Networking Group at Broadcom Corporation from June 2002 to September 2007. He also served as Chief Executive Officer of Agere Inc. from September 1998 until it was acquired by Lucent Technologies in April 2000, which Lucent then spun out as Agere Systems Inc. in March 2001. Dr. Tamer continued to serve as Vice President of Agere Systems until April 2002. Dr. Tamer holds an M.S. degree and Ph.D. in engineering from Massachusetts Institute of Technology.

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Dr. Tamer has a unique understanding of our strategy, markets, competitors, and operations. In addition, we believe his leadership of diverse business units and functions as a senior executive officer at other companies addressing and competing in our target markets prior to joining Inphi gives him an extensive understanding of our industry and has positioned him to bring highly relevant leadership, corporate development, operational and financial experience to our Board.

There are no family relationships among any of our director nominees and executive officers.

CORPORATE GOVERNANCE AND

MATTERS RELATED TO OUR BOARD OF DIRECTORS

Stockholder Engagement

We believe that regular, transparent communication with our stockholders and other stakeholders is essential to the Company’s long-term success. We value the views of our stockholders and other stakeholders, and the input that we receive from them is a cornerstone of our corporate governance practices.

Our Board and management team have made a meaningful effort to engage with our stockholders and other stakeholders. We hold investor day conferences, usually in New York City, approximately every other year. In addition to our investor day conferences, our Chief Executive Officer and Chief Financial Officer hold in-person and teleconference meetings every year with many of our institutional investors. We also participate at various investor conferences.

We hold an advisory vote to approve named executive officer compensation on an annual basis. At our 2020 Annual Meeting, we only received support from approximately 44% of the votes cast on the proposal for our fiscal 2020 named executive officer compensation. We viewed the decreased support as an indication that expanded engagement was needed to ensure we have a clear understanding of, and opportunity to respond to, our stockholders’ views on our compensation program.

In the first half of fiscal 2021, the Chair of the ECC and the Chief Administration and Legal Officer reached out to a number of the largest investors to discuss our executive compensation programs. Later in fiscal 2021, at the Board’s direction, members of senior management reached out to our top 20 largest investors to request meetings to discuss any issues or concerns they may have with our executive compensation program. We had teleconferences with 10 of them, which represented slightly more than 40% of our shares. In these teleconferences we discussed our compensation and equity grant practices. The feedback from the investors was discussed with the ECC, Board of Directors, and Nominating and Governance Committee.

What we discussed with our investors related to our executive compensation	How we responded
We discussed the structure, terms and benefits of our compensation programs including our VCA awards. As a general matter, investors provided positive feedback about the percentage of compensation at target that is performance-based for our named executive officers. Investors voting no on say-on-pay expressed concerns with the design and performance target of the VCA awards.	In light of the vote by our stockholders against the say-on-pay proposal last year, and after consultation with stockholders, the ECC decided not to make any VCA grants to our named executive officers during fiscal year 2021 and fiscal year 2022.

Corporate Governance

We believe that good corporate governance is important to ensure that the Company is managed for the long-term benefit of our stockholders. We periodically review our corporate governance policies and practices (the “Corporate Governance Guidelines”) and compare them to those suggested by various authorities in corporate governance and the practices of other public companies.

Corporate Governance Guidelines

Our Board has adopted a set of Corporate Governance Guidelines to establish a framework within which it will conduct its business. The Corporate Governance Guidelines provide, among other things, that:

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If the Company has a member of management (or otherwise non-independent Board member) serving as Chair of the Board, our Board shall designate a lead independent director who, among other duties, is responsible for presiding over executive sessions of independent directors;

•	A majority of the directors must be independent;

•	Our Board shall appoint all members and chairs of the Board committees;

•	The N&G Committee screens and recommends Board candidates to our Board;

•	The Audit Committee, ECC and N&G Committee must consist solely of independent directors; and

•	The independent directors shall meet regularly in executive session without the presence of the non-independent directors or members of our management.

We also provide our directors training on issues facing us and on subjects that would assist the directors in discharging their duties. Our Board may modify the Corporate Governance Guidelines from time to time, as appropriate. The Corporate Governance Guidelines can be found on our website (www.marvell.com) in the investor relations section. None of the material on our website is part of this proxy statement or is incorporated by reference herein.

Environment, Social and Governance (ESG)

“We believe that companies have a higher purpose. We take our corporate social responsibility very seriously. It is fundamental to our long-term growth and competitiveness. I have a strong belief that these efforts drive business resilience.”

Matt Murphy, Marvell’s President and Chief Executive Officer.

We believe that a strategic approach to Environment, Social and Governance (ESG) has the potential to create long-term value for the Company, our stockholders, and our other stakeholders by:

•	facilitating our revenue growth by strengthening our competitive positioning;

•	enhancing our ability to attract long-term capital and long-term investors;

•	helping us to reduce costs and to mitigate regulatory, reputational, and operational risks;

•	encouraging collaboration with our stockholders and other stakeholders;

•	improving employee perception of the Company which helps us to attract, retain, and motivate our employees;

•	optimizing our facilities related capital expenditures; and

•	driving innovation to solve for customer and industry challenges.

Our ESG efforts are substantially aligned with external best practice coalitions and frameworks. We are currently:

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A member of the U.N. Global Compact, an organization of over 12,000 companies in over 160 countries, whose strategies and operations are aligned with universal principles on human rights, labor, environment, and anti-corruption, and who take actions that advance societal goals;

•	A member of the Responsible Business Alliance (RBA), the world’s largest industry coalition dedicated to corporate social responsibility in global supply chains;

•	Reporting our ESG data through frameworks such as the Carbon Disclosure Project (CDP), EcoVadis and Institutional Shareholder Services Inc. (ISS); and

•	Working towards disclosing ESG data in accordance with the Sustainability Accounting Standards Board (SASB) standards for the semiconductor industry.

We include some highlights of our ESG oversight and initiatives below. Please visit our website at https://www.marvell.com/company/esg for more detailed information regarding our ESG program. Website references are inactive textual references only. None of the information on our website is part of this proxy statement, nor is it incorporated by reference herein.

Governance Framework for Overseeing ESG

Our Board recognizes the importance of our ESG initiatives and the need to provide effective oversight. Pursuant to its Committee Charter, our N&G Committee, maintains formal oversight responsibilities of our ESG (formerly corporate social responsibility) program. Our senior management, including the Chief Compliance Officer, reports quarterly on these matters to the N&G Committee, and in addition, keeps the Chair of the N&G Committee abreast of the progress being made in between quarterly updates to the N&G Committee. Senior management also regularly review human capital matters with the Board, including succession planning, management talent assessment, attrition, employee survey results.

The Audit Committee also receives quarterly updates from our senior executives on our compliance programs, including those related to our ESG initiatives. In addition, our Chief Compliance Officer discusses these matters with the Chair of the Audit Committee on a regular basis each quarter.

Our ECC is responsible for overseeing a number of matters relating to our employees, including the management of risks relating to human capital management, executive compensation plans and arrangements, as well as our compensation plans that generally apply to all employees, including our pay equity programs. Our ECC quarterly receives updates from our senior executives on employee recruitment and attrition, and our Board regularly receives the results of various surveys conducted of our employees.

In addition to Board oversight, we have also strengthened our management processes with respect to ESG. We implemented an executive-level ESG Committee to provide senior leadership and strategic guidance on ESG, and established ESG Working Groups responsible for gathering data, setting strategy and goals, and supporting disclosure efforts on material ESG topics.

Environment

We have adopted an Environmental, Health and Safety Policy that deals with various issues including:

•	preventing or reducing pollution to the environment through programs that reduce environmental impacts and conserve natural resources;

•	understanding of and compliance with applicable legal and other requirements;

•	establishing environmental management systems to meet changing business and regulatory needs;

•	protecting the health and safety of all individuals affected by our activities, including our employees and contractors, and identifying opportunities to reduce workplace hazards and risks; and

•	requiring environmental, health and safety compliance from our employees, suppliers, vendors, and sub-contractors.

We measure and manage our environmental impacts across a range of topics.

•	Climate change — Our greenhouse gas emissions (GHG) have been decreasing year over year, and we seek to accelerate this reduction. We received a Management B score from CDP on Climate Change.

•	Water — Our water consumption has also declined, and we are working to further reduce it. We received a B, or a Management level score from CDP on Water Scarcity.

•	Waste — We track both hazardous and non-hazardous waste and are working to divert a higher percentage away from landfill.

As a fabless semiconductor business, much of our environmental impacts exist within our supply chain and downstream in our customer use and end of life. We are working to engage our stakeholders across our value chain to influence those impacts.

Social

Human Capital

Our employees are our most important resource. Marvell seeks to attract, retain, and develop the highest quality talent with the technical and other skills necessary to execute on our business objectives. To support these objectives, Marvell’s human resources programs, which include talent acquisition, total rewards, and learning and development, are designed to facilitate internal talent recognition and mobility to create a high-performing, diverse workforce. Our programs are designed to reward and support employees through competitive pay and benefits as well as enhance the Company’s culture through efforts aimed at making the workplace more engaging and inclusive and develop talent to prepare them for critical roles and leadership positions for the future.

Marvell is a dynamic, interactive, high-energy workplace, where people are self-motivated and encouraged to make a difference. We value their ideas, contributions and want them to feel at home here at the Company. We reward performance, provide opportunities for career growth, and seek to make the work environment a positive and fulfilling one.

We have defined four Core Behaviors to help guide our actions and interactions with people both inside and outside the Company:

•	Act with integrity and treat everyone with respect,

•	Innovate to solve customer needs,

•	Execute with thoroughness and rigor, and

•	Help others achieve their objectives.

At Marvell, we value the uniqueness that a diverse global team brings to our Company and we are focused on creating an environment that leverages the perspectives and contributions of each employee. We’ve launched several diversity initiatives over the last few years, including Inclusion & Diversity Town Halls, a new series of Story Circles focused on celebrating transgender and non-binary individuals across the globe, a neuroscience-based, interactive learning program that improves critical and everyday decision-making by helping remove the influence of unconscious bias, and educational events that highlight cultural topics. We are focused on making continuous progress in this important area.

The COVID-19 pandemic has presented challenges worldwide. We took steps to promote the health, safety, and wellness of our employees during the ongoing crisis by instituting work from home policies, health checks for workers entering our facilities, frequent communication regarding available resources, and other activities.

For more detailed disclosures on Human Capital, please refer to our Annual Report on Form 10-K filed on March 16, 2021 and our website.

Human Rights

We strive to conduct our business in a manner that respects the rights and dignity of all people. Our policies reflect our commitment to respect and protect internationally recognized human rights and labor rights.

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As a member of UNGC and RBA, we are committed to upholding their standards which are based on the Universal Declaration of Human Rights, the International Labour Organization’s Declaration on Fundamental Principles and Rights at Work, and the UN Guiding Principles on Business and Human Rights.

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Our Human Rights Policy reflects our commitment to protecting the human rights of all people. The policy applies to all Marvell employees worldwide, anyone doing business for or with Marvell, and others acting on Marvell’s behalf.

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Our Code of Business Conduct calls out our position on child labor, forced labor, and human rights. The Code applies to all Marvell employees and members of the Board. We expect all Marvell independent contractors, consultants, suppliers, and others who do business with Marvell to comply with this or a comparable code, as set forth in Marvell’s Supplier Code of Conduct. The Code of Business Conduct also sets out Marvell’s four Core Behaviors, one of which is “Act with integrity and treat everyone with respect.”

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The Code of Business Conduct explicitly refers to our Human Rights Policy and to the Marvell Concern Line, where individuals can anonymously report any violations of human rights. Human Rights are defined on the Concern Line as “basic rights inherent to all human beings, regardless of race, color, sex, national origin, religion, age, disability, gender identity or expression, marital status, pregnancy, sexual orientation or preference, political affiliation, union membership, or veteran status. Companies must respect human rights, avoid infringing the human rights of others, and address any negative human rights impacts related to their business, activities and relationships.”

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We are committed to providing equal opportunity in all aspects of employment, including equitable compensation for work performed, and we do not tolerate unlawful or unethical workplace conduct, such as discrimination, intimidation, harassment, or retaliation. In addition, our employees enjoy the freedom of association.

•	Our Supplier Code of Conduct explicitly calls out our supplier requirements for protection of human rights and fair labor practices.

•	Our Conflict Minerals Policy Statement outlines our commitments to source conflict-free minerals.

Community Engagement

At Marvell, we strive to make positive contributions in the communities where we work and live, and to provide opportunities for our employees to get involved with the charitable organizations we support.

Our global corporate philanthropy program focuses on:

•	Humanitarian endeavors supporting organizations that combat hunger, poverty, and homelessness;

•	Investing in innovative educational programs in science, technology, engineering, and math (STEM K-12); and

•	Championing community projects or initiatives to enrich the lives of our neighbors.

Activities in the past year include:

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COVID-19 Community Relief Efforts — In the wake of the COVID-19 pandemic, Marvell put into place multiple global programs supporting those communities disproportionately impacted by the pandemic, including supporting the Second Harvest Food Bank of Silicon Valley.

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Fighting Against Racism and Discrimination — Marvell supported Color of Change and Equal Justice Initiative in order to demonstrate our commitment to supporting diversity, equal rights, and racial justice in our communities. Campaign Zero, Know Your Rights Camp, and the Center for Policing Equity — three additional organizations whose missions focus on fighting racism and discrimination in our communities — were added to the Company match program.

Governance

Business Conduct and Ethics

Marvell’s Ethics & Compliance Program helps ensure our employees have the guidance and resources needed to operate with the highest standards of corporate conduct in all our business dealings globally. The Program is overseen by our Chief Administration and Legal Officer, while our Chief Compliance Officer manages the Program’s day-to-day operations. The Program’s leaders provide training, respond to compliance-related questions, offer situational advice, investigate concerns, and monitor the effectiveness of the Program through data compilation and interpretation. Through collaboration with compliance liaisons worldwide, we strive to apply a collaborative and inclusive perspective in the way we manage our Program across the globe.

Our policies are designed to promote ethical conduct and compliance with applicable laws and regulatory requirements. Marvell promotes responsible business practices with every business function and at every level of the company, and we expect our stakeholders throughout the value chain to meet our ethical expectations and standards as well. The Supplier Code of Conduct outlines our expectations on ethics and compliance from our suppliers.

Our Code of Business Conduct and Ethics (the “Code”) empowers our employees and members of the Board to foster a culture of transparency, drive integrity, and create an inclusive and safe workplace. The Code covers policies related to governance, ethics, and corporate social responsibility. It describes how we conduct business with integrity towards employees, customers, stockholders, supply chain partners, and all other third parties. It sets forth what Marvell values, what Marvell prohibits as a company, and highlights programs and resources to help employees meet these expectations.

Marvell and its management are dedicated to fostering a culture of transparency, integrity, and honesty, and engages its stakeholders worldwide to actively participate in creating and maintaining this culture. It’s about doing the right thing, not just when someone else is looking, but all the time.

In summary, the Code highlights:

•	The importance of “Speaking Up”

•	Anti-corruption and Bribery

•	Gifts, Entertainment or Hospitality

•	Fair Competition

•	Global Trade Regulation

•	Conflicts of Interest

•	Accuracy in Books, Records and Financial Reporting

Marvell is committed to fostering ongoing dialogue with all its stakeholders through multiple channels, including direct communication with the Compliance Team, the Legal Department, the Human Resources Department, the Audit Committee, Executives, and the Marvell Concern Line. The Concern Line offers employees, business partners and other stakeholders an opportunity to report any suspected ethical issues or violations of the Code or law, and to do so anonymously (where permissible by law) or with attribution. The

Concern Line is also a free, confidential way for anyone to seek guidance, ask a question, or raise a concern. Marvell makes every effort to investigate reported concerns appropriately, consistently, and in a timely manner, including promptly responding to any concerns or reports of employee misconduct and inquiries from any government agency.

Supplier Code of Conduct

Our commitment to advance social and environmental responsibility and business ethics extends to our supply chain though our Supplier Code of Conduct and our Policy Statement on Conflict Minerals.

We rely on our suppliers to meet our high standards as well as industry expectations to ensure that working conditions in their operations are safe, that employees and contractors are treated with respect and dignity, and that business operations are environmentally responsible and conducted ethically.

Our Supplier Code of Conduct, which was updated in fiscal 2021, applies to our suppliers, their employees, agents, and subcontractors, and sets forth our expectations of our suppliers and business partners, including:

•	Compliance with laws and regulations;

•	Business practices and ethics;

•	Health and safety;

•	Labor practices and human rights;

•	Environmental protection;

•	Compliance with the RBA Code of Conduct;

•	Responsible sourcing;

•	Audits and assessments; and

•	Reporting questionable or illegal behavior.

Political Contributions

We do not endorse candidates or make political contributions, including donations to any political party, candidate for political office or party official. We also do not sponsor a Political Action Committee (PAC) or contribute to PACs.

Compensation Committee Interlocks and Insider Participation

During fiscal 2021, the ECC consisted at various times of the following persons: Robert E. Switz, Tudor Brown, Edward Frank, Bethany Mayer, Oleg Khaykin and Donna Morris. Former committee members, Mr. Khaykin and Ms. Morris, did not stand for reelection at the 2020 Annual Meeting.

None of the members of the ECC who served during fiscal 2021 is a current or former officer or employee of us or our subsidiaries or had any relationship with us not otherwise disclosed herein under applicable SEC rules. In addition, to our knowledge, there are no compensation committee interlocks between us and other entities involving our executive officers or directors who serve as executive officers or directors of such other entities.

Director Qualifications

We are required to have a majority of independent directors who meet the definition of “independent director” under applicable rules of the U.S. Securities and Exchange Act of 1934, as amended (the “Exchange

Act”) and Nasdaq and SEC rules. Pursuant to our Corporate Governance Guidelines, we are required to have at least one member of our Board who meets the criteria for an “Audit Committee financial expert” as defined by Nasdaq and the SEC. We also believe it is appropriate for our Chief Executive Officer to participate as a member of our Board.

The N&G Committee believes that the following specific, minimum qualifications must be met by a nominee for the position of director:

•	The highest personal and professional ethics and integrity;

•	The ability to work together with other directors, with full and open discussion and debate as an effective, collegial group;

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Current knowledge and experience in our business or operations, or contacts in the community in which we do business and in the industries relevant to our business, or substantial business, financial or industry-related experience; and

•	The willingness and ability to devote adequate time to our business.

When making its determination whether a nominee is qualified for the position of director, the N&G Committee may also consider such other factors as it may deem in the best interests of the Company and its stockholders, such as the following qualities and skills:

•	Relationships that may affect the independence of the director or conflicts of interest that may affect the director’s ability to discharge his or her duties;

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Diversity of perspective, opinion, experience, and background of the proposed director, including the need for financial, business, academic, public sector or other expertise on our Board or its committees, as well as gender and ethnic diversity; and

•	The fit of the individual’s skills and experience with those of the other directors and potential directors compared to the Company’s needs.

When evaluating a candidate for nomination, the N&G Committee does not assign specific weight to any of these factors or believe that all of the criteria should necessarily apply to every candidate. In addition, as part of the N&G Committee’s goal of building a diverse board, the N&G Committee seeks out highly qualified diverse candidates (including women and minority candidates) to add to the Board.

Identifying and Evaluating Nominees for Director

The N&G Committee reviews the appropriate skills and characteristics required of directors in the context of the current composition of our Board. Candidates considered for nomination to our Board may come from several sources, including current and former directors, professional search firms and stockholder nominations. The N&G Committee will consider all persons recommended in the same manner, regardless of the source of nomination.

A stockholder seeking to recommend a prospective nominee for the N&G Committee’s consideration should submit the candidate’s name and qualifications to our Chief Administration and Legal Officer and Secretary, Marvell Semiconductor, Inc., 5488 Marvell Lane, Santa Clara, California 95054. Nominees for director are evaluated by the N&G Committee, which may retain the services of a professional search firm to assist it in evaluating potential nominees.

Our Bylaws permit proxy access for stockholders. Stockholders who wish to nominate directors for inclusion in our proxy statement, or directly at an Annual Meeting in accordance with the procedures in our Bylaws, should see “Future Stockholder Proposals and Nominations for the 2022 Annual Meeting” in this proxy statement for further information.

Board Leadership Structure

At the present time, the roles of Chief Executive Officer and Chair of the Board are separate. In May 2016, Richard S. Hill was appointed to the Board and designated as non-executive Chair. Because we have an independent, non-executive Chair, the independent directors on the Board have not designated a lead independent director. However, in the event the independent Board members would designate a lead independent director, his or her duties are set forth in our Corporate Governance Guidelines described above. Our separate Chair and Chief Executive Officer roles enable our independent Chair to oversee our Board and corporate governance matters and our Chief Executive Officer to lead the Company’s business. This structure facilitates effective oversight, and further strengthens our Board’s independent leadership and commitment to enhancing stockholder value and sound governance practices.

Board Meeting Attendance

There were twelve meetings of our Board in fiscal 2021, as well as numerous committee meetings. The number of meetings of each committee is set forth below in “Committees of our Board.” Each of our current directors attended at least 75% of the total number of meetings of our Board and committees on which such director served during the period such director served on the Board or committee. In addition, on average, our directors (including our directors who did not stand for re-election last year) had an attendance rate in fiscal 2021 of greater than 93%. The independent directors met regularly in executive session in fiscal 2021 without the presence of the non-independent directors or members of our management.

Committees of Our Board

Our Board has three standing committees: the Audit Committee, the ECC and the N&G Committee. Committee membership as of the Record Date was as follows:

NAME	AUDIT	ECC	N&G
Tudor Brown	—	Member	—
Brad Buss	Member	—	Chair
Edward Frank	—	Member	Member
Richard S. Hill (Chair)	—	—	—
Marachel Knight	Member	—	—
Bethany Mayer	—	Member	Member
Michael Strachan	Chair	—	—
Robert E. Switz	—	Chair	Member
Ford Tamer	—	—	—
Fiscal 2021 Number of Meetings	11	5	5

Our Board has adopted written charters for each of these committees, and copies of the charters are available on our website (www.marvell.com/corporate-governance/highlights) in the corporate governance section of our investor relations webpage. Each of the committee charters is reviewed annually by the respective committee, which may recommend appropriate changes for approval by our Board. None of the material on our website is part of this proxy statement or is incorporated by reference herein.

Audit Committee

The Audit Committee’s responsibilities are generally to assist our Board in fulfilling its responsibility to oversee the quality and integrity of the accounting, auditing, and reporting practices of the Company. The Audit Committee’s purpose is to oversee management’s conduct of our accounting and financial reporting process. The Audit Committee also, among other things, reviews financial reporting filings with the SEC prior to issuance, appoints our independent registered public accounting firm, oversees our internal audit function and the independent registered public accounting firm, and reviews and discusses with management and our independent registered public accounting firm the adequacy and effectiveness of our internal control over financial reporting as reported by management. The Audit Committee also reviews, ratifies and/or approves related party transactions. The Audit Committee has historically met two to three times each quarter and at such additional times as are necessary or advisable.

Our Board has determined that each member of the Audit Committee meets the applicable independence, experience and other requirements of the Exchange Act, Nasdaq, and the SEC. Our Board has determined that Messrs. Strachan and Buss are “Audit Committee financial experts” as defined by applicable Nasdaq and SEC rules.

Executive Compensation Committee (“ECC”)

The ECC has the authority to determine the compensation for our Chief Executive Officer and all other executive officers. In addition, the ECC is responsible for administering incentive compensation and equity-based award programs for non-executive employees and reviewing and recommending changes to such plans.

A subcommittee of the ECC comprised of Mr. Switz meets monthly to approve new hire and secondary equity grants for non-executive officers and employees. The subcommittee met twelve times in fiscal 2021. For more detail with respect to our equity grant practices, please see “Executive Compensation — Other Factors Considered in Determining Executive Compensation — Equity Grant Practices” below.

Our Board has determined that each member of the ECC meets the applicable independence requirements of Nasdaq and the SEC. In addition, each member of the ECC is a “non-employee director” under Section 16 of the Exchange Act.

Nominating and Governance Committee (“N&G Committee”)

The N&G Committee is responsible for developing and implementing policies and practices relating to corporate governance, including evaluating and monitoring implementation of our Corporate Governance Guidelines. The N&G Committee also reviews director compensation and recommends any changes to the Board, studies, and reviews with the Board the size and composition of our Board and its committees and screens and recommends candidates for election to our Board. The N&G Committee also reviews periodically with the Chair of the Board and the President and Chief Executive Officer the succession plans relating to positions held by executive officers, among other responsibilities. In addition, the N&G Committee maintains formal oversight responsibilities of our environmental, social and governance (“ESG”) activities.

Our Board has determined that each member of the N&G Committee meets the general independence requirements of Nasdaq and the SEC.

Role of Compensation Consultants and Absence of Conflict of Interest with Respect Thereto

The ECC engages executive compensation consulting firms to provide advice and market data relating to executive compensation. Such compensation consulting firms serve at the discretion of the ECC. Compensia Inc. (“Compensia”) was engaged to provide advice and market data in fiscal 2021. The compensation consultant serves at the discretion of the ECC and provides analysis, advice, and guidance with respect to executive compensation.

The ECC charter provides that the ECC shall be directly responsible for the appointment, compensation and oversight of the work of any committee adviser retained by it, and the Company shall provide for appropriate funding, as determined by the ECC, for payment of reasonable compensation to any committee adviser, and ordinary administrative expenses of the ECC that are necessary or appropriate in carrying out its duties. The ECC may select a committee adviser, and receive advice from a committee adviser, only after taking into consideration all factors relevant to that person’s independence from the Company’s management, specifically including the following:

•	The provision of other services to the Company by the committee adviser’s employer;

•	The amount of fees received from the Company by the committee adviser’s employer, as a percentage of the total revenue of the committee adviser’s employer;

•	The policies and procedures of the committee adviser’s employer that are designed to prevent conflicts of interest;

•	Any business or personal relationship of the committee adviser with a member of the ECC;

•	Any stock of the Company owned by the committee adviser; and

•	Any business or personal relationship of the committee adviser or the committee adviser’s employer with an executive officer of the Company.

Under SEC rules, the ECC must determine whether any work completed by a compensation consultant raised any conflict of interest, after considering the six independence-related factors listed above. For fiscal 2021, the ECC reviewed these six factors as they apply to Compensia and identified no conflicts of interest.

Additional information concerning the compensation policies and objectives established by the ECC and the respective roles of our Chief Executive Officer and the compensation consultants in assisting with the determination of compensation for each of the executive officers named in the Summary Compensation Table, referred to in this proxy statement as our “named executive officers,” is included under the heading “Executive Compensation.”

Director Nominations

The N&G Committee identifies, recruits, and recommends to our Board, and our Board approves, director nominees for election at each Annual Meeting and new directors for election by our Board to fill vacancies that may arise. Under our Bylaws, any director appointed by our Board is required to be voted upon by stockholders at our next Annual Meeting.

The nominees for election at this Annual Meeting were recommended and approved by the N&G Committee and our Board, respectively. The N&G Committee will consider proposals for nomination from stockholders that are made in writing to our Chief Administration and Legal Officer and Secretary, Marvell Semiconductor, Inc., 5488 Marvell Lane, Santa Clara, California 95054, that are timely and that contain sufficient background information concerning the nominee to enable proper judgment to be made as to his or her qualifications. For general information regarding stockholder proposals and nominations, see “Future Stockholder Proposals and Nominations for the 2022 Annual Meeting” included in this proxy statement.

Stockholder Communications with Our Board

Our Board has established a process for stockholders to send communications to our directors. If you wish to communicate with our Board or individual directors, you may send your communication in writing to: Chief Administration and Legal Officer and Secretary, Marvell Semiconductor, Inc., 5488 Marvell Lane, Santa Clara, California 95054. You must include your name and address in the written communication and state whether you are a stockholder. The Chief Administration and Legal Officer and Secretary (or other officer acting in such capacity) will compile all such communications and forward appropriate communications to the relevant director or directors or committee of our Board based on the subject matter, or to the director or directors to whom such communication is addressed.

Director Independence

Our current Board consists of ten directors, one of whom is currently employed by the Company (Mr. Murphy). The Board has determined that, among the nonemployee nominees for director at this Annual Meeting, each of Mses. Mayer and Knight, and Messrs. Brown, Buss, Frank, Hill, Strachan, Switz and Tamer are “independent” as such term is defined by the rules and regulations of Nasdaq and the SEC. In addition, two former directors who did not stand for re-election at the Annual Meeting last year, Ms. Morris and Mr. Khaykin were determined to be independent during the period during the fiscal year that they served on the Board. For a director to be considered independent, our Board must affirmatively determine that neither the director nor any member of his or her immediate family has had any direct or indirect material relationship with us within the previous three years. In evaluating the independence of our non-employee directors, the Board considered certain transactions, relationships and arrangements between us and various third parties with which certain of our independent directors are affiliated, and determined that such transactions, relationships and arrangements were not material and did not interfere with such directors’ exercise of independent judgment in carrying out their responsibilities as directors.

Board’s Role in Risk Oversight

Our Board has an active role, as a whole and also at the committee level, in overseeing management of our risks. Our Board regularly reviews information regarding our liquidity, intellectual property, significant litigation matters and operations, as well as the risks associated with each of such items. For example, the Chief Administration and Legal Officer reviews litigation and legal matters quarterly with the Board. Our ECC is responsible for reviewing with management the Company’s major compensation-related risk exposures. The Audit Committee reviews and discusses with management its program to identify, assess, manage, and monitor significant business risks of the Company, including financial, operational, privacy, cyber-security, business continuity, legal and regulatory, compliance and reputational risks. The N&G Committee manages risks associated with the independence of our Board, potential conflicts of interest and ESG. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through committee reports about such risks.

During fiscal 2021, our Board received reports on the most important strategic issues and risks facing the Company. In addition, our Board and its committees receive regular reports from our head of internal audit, our Chief Administration and Legal Officer, our Chief Compliance Officer and other senior management regarding enterprise risk management, litigation and legal matters, compliance programs and risks and other applicable risk-related policies, procedures and limits. We believe that our leadership structure supports our risk oversight function. As indicated above, certain important categories of risk are assigned to committees that review, evaluate, and receive management reports on risk.

Risks Related to Our Compensation Policies and Practices

As noted above, our ECC is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements, as well as our compensation plans that generally apply to all employees. In connection with such oversight, the ECC worked with Compensia, the ECC’s compensation consultant, to perform a risk assessment of our executive and equity compensation programs and governance practices. The purpose of this review was to determine whether such programs might encourage excessive or inappropriate risk taking that could result in a material adverse effect on the Company. During the fiscal year, Compensia, with the assistance of our management, reviewed these programs, taking into consideration many factors, including but not limited to:

•	Compensation philosophy;

•	Pay mix;

•	Performance measures;

•	Goal setting and funding mechanisms;

•	Payment and timing;

•	Incentives structure and policies;

•	Ownership and trading guidelines;

•	Leadership and succession; and

•	Program governance.

The annual risk assessment concluded that the Company’s compensation programs do not contain incentives to take risks that could have a material adverse effect on the Company.

Director Stock Ownership Guidelines

Each director is expected to have shares of common stock with a value equal to five times his or her basic annual cash retainer. Directors have five years to satisfy the guidelines from June 24, 2020 or the date such person is designated as being subject to the guidelines, whichever is later. While below the guideline, at any time, there is a minimum holding expectation for 50% of net after tax shares following vesting of restricted stock units until the guideline is met. All of the directors met the ownership guidelines as of our fiscal year-end, except for Ms. Knight who is on track to meet the guidelines within 5 years.

Annual Meeting Attendance

Although directors are encouraged to attend our Annual Meetings, we do not have a formal policy requiring such attendance. All of the persons who were nominated to be our independent directors at the time of last year’s Annual Meeting, other than Mr. Switz, attended the meeting virtually or by telephone.

Compensation of Directors

Nonemployee directors receive both cash and equity compensation for their service as directors. Directors who are also employees of the Company, including Mr. Murphy, do not receive any additional compensation for their service as directors.

The Board, upon the recommendation of the N&G Committee, is responsible for reviewing the director compensation program and approving any changes. In September 2020, the N&G Committee reviewed our directors’ compensation relative to the compensation peer group approved by the ECC. The N&G Committee, after consultation with Compensia, determined that the existing director compensation program aligned with market levels of compensation and that no changes should be made to director compensation for fiscal year 2022.

Cash Compensation

The annual fees for our nonemployee directors for fiscal 2021 are set forth below:

Cash Compensation Element	Cash Compensation Program for Fiscal 2021($)
Annual Retainer	75,000
Chair fee	110,000
Audit Committee Chair	30,000
Audit Committee Member	15,000
Executive Compensation Committee Chair	20,000
Executive Compensation Committee Member	10,000
Nominating and Governance Committee Chair	15,000
Nominating and Governance Committee Member	7,500

The retainer fees are paid in quarterly installments in arrears and are prorated for length of service as appropriate. Nonemployee directors serving on a committee receive either the applicable chairmanship fee or the membership fee, but not both. Nonemployee directors are reimbursed for travel and other reasonable out-of-pocket expenses related to attendance at Board and committee meetings. For a summary of the fiscal 2021 cash compensation paid to our nonemployee directors, please see the Director Compensation Table below.

Nonemployee directors have the ability to elect to take their cash compensation in the form of the Company’s fully vested shares of common stock. Such election must be made during an open trading window in accordance with the Company’s trading policies. Ms. Morris made such an election in fiscal 2021 during the time that she served on the Board.

Equity Compensation

Our nonemployee directors are eligible to receive equity awards under the 1995 Stock Option Plan. Each nonemployee director who is elected or appointed at the Annual Meeting is automatically granted, immediately following the Annual Meeting, a restricted stock unit (“RSU”) award (the “Annual RSU Award”) for a number of shares with an aggregate fair market value equal to $235,000. The Annual RSU Award vests as to 100% of the shares on the earlier of the one-year anniversary of the date of grant or the next Annual Meeting. If a Board member joins the Board on a date after the Annual Meeting, the Annual RSU Award is pro-rated based on the Board member’s length of service from joining the Board until the date of the next Annual Meeting.

Director Compensation Table — Fiscal 2021

The following table sets forth the total compensation paid to each of our nonemployee directors serving in such capacity during any portion of fiscal 2021.

Board Members(1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)	Total ($)
Tudor Brown	85,000	233,384	318,384
Brad Buss	99,025	233,384	332,409
Edward Frank	88,516	233,384	321,900
Richard S. Hill	185,000	233,384	418,384
Oleg Khaykin	45,603	0	45,603
Marachel Knight	45,742	229,587	275,329
Bethany Mayer	92,864	233,384	326,248
Donna Morris(3)	0	43,678	43,678
Michael Strachan	105,000	233,384	338,384
Robert E. Switz	99,512	233,384	332,896

(1)	Mr. Khaykin and Ms. Morris did not stand for reelection at the 2020 Annual Meeting and therefore did not receive the Annual RSU Award for fiscal 2021.
(2)

The dollar value of RSU awards shown represents the grant date fair value calculated on the basis of the fair market value of the underlying shares of common stock on the grant date in accordance with the Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”). The actual value that a director will realize on each RSU award will depend on the price per share of our shares of common stock at the time shares underlying the RSUs are sold. There can be no assurance that the actual value realized by a director will be at or near the grant date fair value of the RSUs awarded.

(3)	Ms. Morris elected to receive director fees in stock instead of cash. In connection with this election, she received 1,480 shares during fiscal 2021 in lieu of $43,708.79 in cash.

The following table provides the number of shares subject to outstanding RSUs held as of January 30, 2021 for each nonemployee director serving in that capacity during any portion of fiscal 2021, as applicable. Vesting of the nonemployee director RSUs is subject to the individual Board member’s continued service through the vesting date. No nonemployee director currently receives stock options as compensation for his or her Board service, and no nonemployee director held any stock options as of January 30, 2021.

Board Members(1)	Total RSU Awards Outstanding (#)	RSU Vesting Date
Tudor Brown	6,651	July 16, 2021
Brad Buss	6,651	July 16, 2021
Edward Frank	6,651	July 16, 2021
Richard S. Hill	6,651	July 16, 2021
Oleg Khaykin	—	—
Marachel Knight	6,431	July 16, 2021
Bethany Mayer	6,651	July 16, 2021
Donna Morris	—	—
Michael Strachan	6,651	July 16, 2021
Robert E. Switz	6,651	July 16, 2021

(1)	Mr. Khaykin and Ms. Morris did not stand for reelection at the 2020 Annual Meeting and therefore did not receive an Annual RSU Award for fiscal 2021.

PROPOSAL NO. 2

ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

Under Section 14A of the Exchange Act, our stockholders are entitled to vote to approve, on an advisory and non-binding basis, the compensation of our named executive officers as disclosed in accordance with the SEC’s rules in the “Executive Compensation — Compensation Discussion and Analysis” section of this proxy statement, together with the compensation tables and the narrative disclosure related thereto. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation as a whole.

The ECC oversees the development and administration of our executive compensation program, including the underlying philosophy and related policies. Our primary business objective is to create long-term value for our stockholders. To achieve this objective, the executive compensation program is intended to achieve the following goals:

•	Market Competitive: Provide a market-competitive level of total compensation opportunity that reflects the individual named executive officer’s role and ability to impact business performance.

•	Performance-Based: Establish an explicit link between compensation and both overall business results and stockholder returns over short- and long-term periods.

•	Long-Term Focused: Promote a long-term focus for our named executive officers through incentive compensation that vests over multiple years.

•	Aligned with Stockholders: Align the interests and objectives of our named executive officers with furthering our growth and creating stockholder value through distribution of equity.

The ECC believes that both the elements and level of fiscal 2021 compensation for our executive officers are consistent with the goals contained in our compensation philosophy, as well as the overall goal of emphasizing sustained share price growth, and that the performance-based equity awards further reinforce our compensation program goals.

Before casting your vote on this proposal, please review the Compensation Discussion and Analysis section of this proxy statement, and the related compensation tables and narrative disclosure carefully to understand the design of our named executive officer compensation program. We are asking our stockholders to indicate their support for the compensation of our named executive officers as described in this proxy statement. This vote is not intended to address any specific item of compensation or any specific named executive officer, but rather the overall compensation of all of our named executive officers and the philosophy, policies and practices described in this proxy statement.

The say-on-pay vote is advisory and, therefore, not binding on us, the ECC or our Board. However, the say-on-pay vote will provide us information regarding investor sentiment about our executive compensation philosophy, policies, and practices, which the ECC will be able to consider when determining executive compensation for the remainder of the current fiscal year and beyond. Our Board and our ECC value the opinions of our stockholders and, to the extent there is any significant vote against the named executive officer compensation, we will consider our stockholders’ concerns and the ECC will evaluate whether any actions are necessary to address those concerns.

Last year there was a significant vote against our named executive officer compensation program and after discussions with several of our largest stockholders, we undertook a thorough discussion with our investors regarding their reasons for the vote and specific concerns regarding our compensation programs, which were focused on the Value Creation Awards, and we decided not to grant Value Creation Awards during fiscal year 2021 and fiscal year 2022. See section “Stockholder Engagement” of this Proxy Statement for more information on our recent stockholder engagement activities.

The say-on-pay vote is currently provided to stockholders on an annual basis. It is anticipated that the next advisory vote to approve named executive officer compensation will be conducted at our 2022 Annual Meeting.

Board Recommendation and Required Vote

Our Board unanimously recommends that you vote FOR the approval of Proposal No. 2.

Unless authority to do so is withheld, the proxy holders named in the proxy card will vote the shares represented thereby FOR Proposal No. 2. Assuming the presence of a quorum, the required vote to approve the proposal is the affirmative vote of at least a majority of the voting power of the stock present in person or represented by proxy and entitled to vote on the subject matter at the Annual Meeting. Abstentions will have the same effect as an “against” vote, and broker non-votes will have no effect on the outcome.

PROPOSAL NO. 3

APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

At the Annual Meeting, stockholders will be asked to ratify the Audit Committee’s appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending January 29, 2022.

Board Recommendation and Required Vote

Our Board unanimously recommends that you vote FOR Proposal No. 3.

Unless authority to do so is withheld, the proxy holders named in the proxy card will vote the shares represented thereby FOR the appointment of Deloitte & Touche. Assuming the presence of a quorum, the required vote to approve the proposal is the affirmative vote of at least a majority of the voting power of the stock present in person or represented by proxy and entitled to vote on the subject matter at the Annual Meeting. Abstentions will have the same effect as an “against” vote, and broker non-votes (unless the broker, bank or other nominee exercised discretionary authority to vote on such proposal) will have no effect on the outcome. In the event that the stockholders do not ratify the selection of Deloitte & Touche at the Annual Meeting, the Audit Committee will reconsider its selection. Even if the appointment is ratified, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in our stockholders’ best interests.

INFORMATION CONCERNING INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Deloitte & Touche has been our auditors and independent registered public accounting firm for our financial statements since February 22, 2016. Representatives of Deloitte & Touche are expected to be present at the Annual Meeting, and they will be given an opportunity to make a statement, if they desire to do so, and will be available to respond to any appropriate questions from stockholders.

Fees for Fiscal 2020 and Fiscal 2021

In addition to retaining Deloitte & Touche to audit the consolidated financial statements for fiscal 2021, we retained Deloitte & Touche to provide certain other professional services in fiscal 2021. The higher audit-related fees in fiscal 2020 were related to additional work done by Deloitte & Touche in connection with the transfer of certain IP related assets during that year. The fees for fiscal 2020 and fiscal 2021 for each of the following categories of services are as follows:

Type of Fee	Fiscal 2020($)	Fiscal 2021($)
Audit fees(1)	4,729,092	4,082,695
Audit-related fees(2)	3,876,841	1,040,823
Tax fees(3)	482,768	444,003
All other fees(4)	396,741	111,458

Total Fees	9,485,442	5,678,979

(1)

Includes fees for audit services rendered for the audit of our annual financial statements, review of financial statements included in our quarterly reports on Form 10-Q and services that were provided in connection with statutory and regulatory filings or engagements.

(2)

Includes fees for assurance and related services that were reasonably related to the performance of the audit or review of our financial statements, including procedures to support statutory requirements, and certain due diligence related to acquisitions.

(3)	Includes fees for tax compliance and advice and foreign tax matters.

(4)	Includes fees for all other non-audit services, including permissible business and advisory consulting services and a subscription to an accounting regulatory database.

Policy on Pre-Approval and Procedures

The engagement of Deloitte & Touche for non-audit accounting and tax services performed for us is limited to those circumstances where these services are considered integral to the audit services that Deloitte & Touche provides or in which there is another compelling rationale for using its services.

Pursuant to the Sarbanes-Oxley Act of 2002, all audit and permitted non-audit services for which the Company engages Deloitte & Touche require pre-approval by the Audit Committee. In June 2019, the Audit Committee approved a policy that allows the chair of the Audit Committee to pre-approve non-audit services to be provided by Deloitte & Touche without further approval of the full committee, on a case-by-case basis, provided that the fees and expenses for such services do not exceed $500,000 per engagement and that all such pre-approvals are communicated to the full committee at its next scheduled meeting.

REPORT OF THE AUDIT COMMITTEE

The following is the report of the Audit Committee with respect to our audited financial statements for the fiscal year ended January 30, 2021. The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates the information by reference in such filing.

The Audit Committee has reviewed and discussed our audited financial statements with management. The Audit Committee has reviewed and discussed the audited financial statements with Deloitte & Touche LLP including such items as are required to be discussed by the applicable standards of the Public Company Accounting Oversight Board. The Audit Committee has received from the independent registered public accounting firm, Deloitte & Touche LLP, the written disclosures and the letter required by the Public Company Accounting Oversight Board, and the Audit Committee has discussed with Deloitte & Touche LLP the independence of the independent registered public accounting firm.

After review of the discussions and written correspondence described above, as well as such other matters deemed relevant and appropriate by the Audit Committee, the Audit Committee recommended to our Board that the audited financial statements for the last fiscal year be included in our Annual Report on Form 10-K for the fiscal year ended January 30, 2021. The Audit Committee appointed Deloitte & Touche LLP as our independent registered public accounting firm for the year ending January 29, 2022, subject to our stockholders approving such appointment at the 2021 Annual Meeting.

The Audit Committee of the Board

Michael Strachan, Chair

Brad Buss

Marachel Knight

EXECUTIVE OFFICERS OF THE COMPANY

The following table shows information about our executive officers as of the Record Date:

Name	Title
Matthew J. Murphy	President and Chief Executive Officer
Raghib Hussain	President, Products and Technologies
Jean Hu	Chief Financial Officer
Mitchell L. Gaynor	Chief Administration and Legal Officer, and Secretary
Daniel W. Christman	Executive Vice President, Storage Business Group
Dean E. Jarnac	Executive Vice President, Worldwide Sales
Chris Koopmans	Chief Operations Officer
Dr. Loi Nguyen	Executive Vice President, Optical and Copper Connectivity Group
Nariman Yousefi	Executive Vice President, Automotive, Coherent DSP and Switch Group

Biographical information for each of the above-named officers is set forth below.

Matthew J. Murphy. Mr. Murphy’s biography is included with the other members of the Board above.

Raghib Hussain. Age 50. Mr. Hussain served as Marvell’s Executive Vice President for the Networking and Processors Group and Chief Strategy Officer from July 2018 to April 2021, and was promoted to President, Products and Technologies in April 2021. Prior to joining Marvell in 2018, Raghib served as the Chief Operating Officer of Cavium, Inc. (“Cavium”), a company he co-founded in 2000. Prior to launching Cavium, he held engineering roles at both Cisco Systems, Inc. and Cadence, Inc., and helped found VPNet Technologies, Inc., an enterprise security company. Raghib earned a Bachelor of Science in Computer Systems Engineering from NED University in Karachi, Pakistan, and a Master of Science in Computer Engineering from San Jose State University. He holds 30 patents in the fields of networking and security.

Jean X. Hu. Age 57. Ms. Hu has served as Marvell’s Chief Financial Officer since August 2016. She joined Marvell from QLogic Corporation, a manufacturer of networking server and storage networking connectivity and application acceleration products, where she was SVP and CFO from 2011 to 2016. She also served as Acting CEO at QLogic from May 2013 to February 2014 and from August 2015 to August 2016. From 2004 to 2011, she held several senior positions at Conexant Systems, Inc., including CFO, Treasurer and SVP of Business Development. Presently, Ms. Hu is a member of the Board of Directors of Fortinet Inc. Jean earned a Ph.D. in Economics from Claremont Graduate University and a Bachelor of Science in Chemical Engineering from Beijing University of Chemical Engineering.

Mitchell L. Gaynor. Age 61. Mr. Gaynor has served as Chief Administration and Legal Officer and Secretary of Marvell since April 2017, having previously served as Marvell’s Executive Vice President, Chief Legal Officer and Secretary since May 2016. Prior to joining Marvell, from 2011 to 2015 he served as Executive Vice President, General Counsel and Secretary at Juniper Networks, Inc. (“Juniper”), a developer and marketer of networking products. In addition, while at Juniper he held a variety of executive roles including Senior Vice President, General Counsel and Secretary from February 2008 to February 2011 and Vice President, General Counsel, and Secretary from February 2004 to February 2008. Prior to Juniper, he served as Vice President and General Counsel at Portal Software, Inc. from 1999 to 2004 and in senior legal roles at Sybase, Inc. from 1993 to 1999, including General Counsel from 1997 to 1999. Mitch began his legal career at Brobeck, Phleger and Harrison, LLP in 1984. He holds a Juris Doctor degree from the University of California, Hastings College of the Law, and a Bachelor of Arts in History from the University of California, Berkeley.

Daniel W. Christman. Age 49. Mr. Christman has served as Executive Vice President of Marvell’s Storage Business Group since January 2017. Dan joined Marvell in 2016 as Executive Vice President of Strategic Planning. From March 2015 through August 2016, Dan served as Chief Marketing Officer at ESS Technology, a manufacturer of computer multimedia products, where he was responsible for product roadmaps and strategy, as well as marketing and global customer relationships. Prior to that time, Dan spent 17 years at Maxim, which designs, manufactures and sells analog and mixed signal integrated circuits, in various executive and general management roles, most recently he served as Maxim’s Vice President and General Manager of the Human Interface Business Unit from 2011 through 2015. Dan earned a Bachelor of Science in Electrical Engineering from Rensselaer Polytechnic Institute and a Bachelor of Science in Physics from State University of New York Oneonta and is a graduate of the Stanford Executive Program.

Dean E. Jarnac. Age 48. Mr. Jarnac has served as Marvell’s Executive Vice President of Worldwide Sales since March 2021 and prior to that he served as Marvell’s Senior Vice President of Worldwide Sales from August 2019 to March 2021. He previously served as Marvell’s Vice President of North America Sales and Global Distribution from April 2017 to August 2019. Prior to joining Marvell, he served as the Vice President, America Sales at Samsung Electro-Mechanics, a multinational electronic component company, from August 2016 until April 2017 and as Director, Strategic Sales at Broadcom from January 2015 until July 2016. Prior to 2015 he held positions of increasing sales responsibility at Freescale Semiconductor, Inc., Altera Corporation and Advanced Micro Devices, Inc. He graduated from Purdue University with a degree in Computer and Electrical Engineering and holds a Master of Business Administration from Boston University.

Chris Koopmans. Age 44. Mr. Koopmans has served as Marvell’s Chief Operations Officer since March 2021. Prior to becoming Chief Operations Officer, Mr. Koopmans served as Executive Vice President of Business Operations from 2018 to 2019 and Executive Vice President of Marketing and Business Operations from 2019 to 2021, where he led corporate transformation strategies and programs, in addition to global corporate marketing. From 2016 to 2019, Mr. Koopmans led Marvell’s Networking and Connectivity Business Group, and from June 2016 to December 2016 Mr. Koopmans led Global Sales and Marketing. Prior to joining Marvell in 2016, Mr. Koopmans served as Vice President and General Manager of Service Provider Platforms at Citrix Systems, where he drove the company’s strategy for the communications service-provider market. Mr. Koopmans joined Citrix with the acquisition of ByteMobile in 2012, a company he had co-founded and served as Chief Operations Officer. Chris earned a Bachelor of Science in Computer Engineering from the University of Illinois and was subsequently awarded a National Science Foundation Graduate Research Fellowship.

Dr. Loi Nguyen. Age 61. Dr. Nguyen has served as Marvell’s Executive Vice President, Optical and Copper Connectivity Group since April 2021. As one of Inphi’s founders, Dr. Loi Nguyen has more than 20 years of experience in the development of high-speed devices and integrated circuits based on advanced gallium arsenide (“GaAs”) and indium phosphide technologies. He is well recognized in the high-speed III-V research community worldwide for his work in this field. From 1984 to 1988, Dr. Nguyen worked at the Honeywell Physical Sciences Center in Bloomington, Minnesota, while writing his graduate thesis on the development of GaAs devices. His thesis contributed to the commercialization of advanced GaAs technology for applications such as direct broadcast satellite, millimeter wave radios, automotive radar, and defense. In 1992, he established a world-record cutoff frequency for high-speed transistors, for which he received the prestigious IEEE Paul Rappaport Award for Best Paper published in an Electron Devices Society journal. Dr. Nguyen holds seven U.S. patents and is an author of more than 50 scientific publications. He has served on technical committees of the IEEE International Electron Devices Meetings, the IEEE Device Research Conference and the IEEE International Solid State Devices Meetings. Dr. Nguyen holds Bachelor of Science and Ph.D. degrees in electrical engineering from Cornell University and a Master of Business Administration from the Anderson School of Management at UCLA.

Nariman Yousefi. Age 58. Mr. Yousefi has served as Marvell’s Executive Vice President, Automotive, Coherent DSP and Switch Group since April 2021. Prior to the merger with Inphi, Mr. Yousefi served as Senior Vice President of Inphi’s Coherent DSP Business Group since December 2016. Prior to joining Inphi, Nariman served as the Chief Executive Officer and President of Clariphy Communications. Prior to joining Clariphy, Nariman was a founding member and senior executive at Broadcom Corporation’s Networking Group, where he oversaw product development from inception to market leadership. While at Broadcom, he held multiple executive roles including Senior Vice President and General Manager of the Enterprise Networking Group and Senior Vice President of Infrastructure Technologies. Prior to joining Broadcom, Nariman held engineering management positions with Standard Microsystems and Western Digital Corporation. Nariman studied electrical engineering at the University of California, Davis and received a Bachelor of Science in Electrical Engineering from the University of Pacific and a Master of Science in Electrical Engineering from the University of Southern California.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our shares as of February 19, 2021, except as noted otherwise, for:

•	Each person or entity who is known by us to own beneficially more than 5% of our outstanding shares;

•	Each of our directors and nominees for director;

•	Each of our named executive officers in the Summary Compensation Table of this proxy statement; and

•	All persons who were directors or executive officers as of February 19, 2021 as a group.

	Marvell Stock Beneficially Owned(1)
Name	Number	Percent**
5% Stockholders:
FMR LLC(2)	100,768,312	14.91%
245 Summer Street
Boston, MA 02210
T. Rowe Price Associates, Inc.(3)	78,784,783	11.66%
100 E. Pratt Street
Baltimore, MD 21202
The Vanguard Group(4)	60,806,111	9.00%
100 Vanguard Blvd.
Malvern, PA 19355
BlackRock, Inc.(5)	58,521,126	8.66%
55 East 52nd Street
New York, NY 10055
Entities affiliated with Wellington Management Company LLP(6)	37,537,983	5.56%
280 Congress Street
Boston, MA 02210

Directors and Named Executive Officers:
Richard S. Hill, Chair of the Board(7)	50,000	*
Matthew J. Murphy, Director, President and Chief Executive Officer(8)	317,395	*
Tudor Brown, Director(7)	19,239	*
Brad Buss, Director(7)	64,218	*
Edward Frank, Director(9)	38,778	*
Marachel Knight, Director(7)	0	*
Bethany Mayer, Director(7)	20,596	*
Michael Strachan, Director(10)	48,647	*
Robert Switz, Director(11)	55,025	*
Raghib Hussain, President, Products and Technologies (12)	1,309,133	*
Jean Hu, Chief Financial Officer(13)	100,200	*
Mitchell Gaynor, Chief Administration and Legal Officer and Secretary(14)	53,781	*
Dan Christman, EVP Storage Business Unit(15)	53,108	*
All current directors and executive officers as a group (15 persons)(16)	2,253,490	*

*	Less than one percent.
**	The percentage of beneficial ownership for the following table is based on 675,694,684 Marvell shares issued and outstanding as of the date of this table.

(1)

Unless otherwise indicated, to our knowledge, all persons listed have sole voting and investment power with respect to their Marvell stock, except to the extent authority is shared by spouses under applicable law. The number of Marvell shares beneficially owned by each stockholder is determined in accordance with the rules of the SEC and is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes those Marvell shares with respect to which the stockholder has sole or shared voting or investment power and any Marvell shares that the stockholder has a right to acquire within 60 days after the date of this table through the exercise of any Marvell Option, warrant or other right. The percentage ownership of the outstanding Marvell stock, however, is based on the assumption, expressly required by the rules of the SEC, that only the person or entity whose ownership is being reported has converted Marvell options or warrants into Marvell stock. Unless otherwise noted, the amounts shown are based on information furnished by the people named.

(2)

Holdings for FMR and Abigail Johnson are as of December 31, 2020 and are based solely on information on Schedule 13G/A filed with the SEC on February 8, 2021. As disclosed therein, FMR reports sole voting power over 11,489,928 Marvell stock and sole dispositive power over 100,768,312 Marvell shares, while Ms. Johnson reports sole dispositive power over 100,768,312 Marvell shares. According to the Schedule 13G/A, neither FMR nor Ms. Johnson has sole power to vote or direct the voting of Marvell shares owned directly by various investment companies registered under the Investment Company Act (“Fidelity Funds”) advised by Fidelity Management & Research Company, a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds’ Board of Trustees.

(3)

Holdings for T. Rowe Price are as of December 31, 2020 and are based solely on information on Schedule 13G/A filed with the SEC on February 16, 2021. As disclosed therein, T. Rowe Price reports sole voting power over 29,648,442 Marvell shares and sole dispositive power over 78,784,783 Marvell shares.

(4)

Holdings for Vanguard Group are as of December 31, 2020 and are based solely on information on Schedule 13G/A filed with the SEC on February 10, 2021. As reported therein, Vanguard Group reports shared voting power over 618,440 Marvell shares, sole dispositive power over 59,290,248 Marvell shares, and shared dispositive power over 1,515,863 Marvell shares.

(5)

Holdings for BlackRock are as of December 31, 2020 and are based solely on information on Schedule 13G filed with the SEC on January 29, 2021. As reported therein, BlackRock reports sole voting power over 50,659,670 Marvell shares and sole dispositive power over 58,521,126 Marvell shares.

(6)

Holdings for Wellington Management Group LLP, Wellington Group Holdings LLP and Wellington Investment Advisors Holdings LLP (referred to collectively as “Wellington Group”) are as of December 31, 2020 and are based solely on information on Schedule 13G filed with the SEC on February 3, 2021. As reported therein, Wellington Group reports shared voting power over 26,038,133 Marvell shares and shared dispositive power over 37,537,983 Marvell shares.

(7)	Includes 0 Marvell RSUs and 0 Marvell Options scheduled to vest within 60 days after the date of this table and 0 vested Marvell Options.
(8)

All Marvell shares are held by the Matthew and Laura Murphy Family Trust UTD 7/10/2007 of which Mr. Murphy and his spouse are the trustees. Includes 35,067 Marvell RSUs and 0 Marvell Options scheduled to vest within 60 days after the date of this table and 0 vested Marvell Options.

(9)

Includes 14,500 Marvell shares held by the Whitton Anne Frank 2015 Heritage Trust, of which Mr. Frank is the trustee, for the benefit of a member of his immediate family, 14,500 Marvell shares held by the Naomi Mantor Frank 2015 Heritage Trust, of which Mr. Frank is the trustee, for the benefit of a member of his immediate family, and 9,778 Marvell shares held directly by Mr. Frank.

(10)

Includes 27,957 Marvell shares held by the Strachan Revocable Trust DTD 1/26/01 of which Mr. Strachan is a trustee and beneficiary; 12,860 Marvell shares held by Mr. Strachan’s IRA; and 7,830 Marvell shares held by his spouse’s IRA. Includes 0 Marvell RSUs and 0 Marvell options scheduled to vest within 60 days after the date of this table and 0 vested Marvell Options.

(11)

All Marvell shares held by the Robert E Switz Trust of which Mr. Switz is a trustee. Includes 0 Marvell RSUs and 0 Marvell options scheduled to vest within 60 days after the date of this table and 0 vested Marvell options.

(12)

Includes 88,081 Marvell shares held in trusts for the benefit of Mr. Hussain’s family members and 752,096 Marvell shares held directly by Mr. Hussain. Includes 13,812 Marvell RSUs and 0 Marvell options scheduled to vest within 60 days after the date of this table. Includes 455,144 vested Marvell options.

(13)	Includes 10,947 Marvell RSUs and 0 Marvell options scheduled to vest within 60 days after the date of this table and 0 vested Marvell options.
(14)	Includes 7,422 Marvell RSUs and 0 Marvell options scheduled to vest within 60 days after the date of this table and 0 vested Marvell options.
(15)	Includes 7,080 Marvell RSUs and 0 Marvell options scheduled to vest within 60 days after the date of this table and 0 vested Marvell options.
(16)

Includes 86,217 Marvell RSUs and 0 Marvell options scheduled to vest within 60 days after the date of this table. Includes 455,144 vested Marvell options. Does not include stock underlying outstanding restricted stock units subject to performance-based vesting requirements.

DELINQUENT SECTION 16(a) REPORTS

Pursuant to Section 16(a) of the Exchange Act and the rules promulgated thereunder, our officers, directors, and persons who beneficially own more than 10% of our shares are required to file with the SEC reports of stock ownership and change in ownership. Based solely on our review of such reports filed with the SEC, and representations from such reporting persons, during the fiscal year ended January 30, 2021 we believe that our officers, directors and greater than 10% stockholders filed all reports required by Section 16(a) timely, except that one Form 4 for each of Messrs. Murphy, Jarnac, Micallef, and Meintjes and Ms. Hu were filed late. Mr. Murphy’s Form 4 was filed late due to an administrative error and the others were filed late due to certain issues related to compliance with a stay at home order in California due to the COVID-19 pandemic.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Our Compensation Discussion and Analysis describes compensation paid to the following named executive officers for fiscal year 2021, which began on February 2, 2020 ended on January 30, 2021:

•	Matthew J. Murphy, Director, President and Chief Executive Officer

•	Raghib Hussain, President, Products and Technologies

•	Jean Hu, Chief Financial Officer

•	Mitchell Gaynor, Chief Administration and Legal Officer and Secretary

•	Dan Christman, Executive Vice President, Storage Business Group

Executive Summary

Fiscal 2021 Highlights

•	On October 29, 2020, the Company announced a definitive agreement to acquire Inphi Corporation in a cash and stock transaction. This transaction closed on April 20, 2021.

•	Revenue for fiscal 2021 was $2.97 billion.

•	GAAP Gross Margin for fiscal 2021 was 50.1%.

•	GAAP net loss from continuing operations for fiscal 2021 was $(179) million, or $(0.41) per diluted share.

•	In fiscal 2021, we reduced our outstanding debt by $250 million.

•	We returned $186 million to stockholders in fiscal 2021, including $25 million through repurchases of common stock and $161 million through the payment of cash dividends.

Changes to Our Executive Compensation Program for Fiscal 2021

In fiscal 2021, in order to align the interests of the named executive officers with those of the Company’s stockholders, the ECC made the following changes to the compensation program for the named executive officers:

•

In fiscal 2020, we introduced a new form of equity incentive, referred to as a Value Creation Award or a VCA, that would vest only in the event of a very substantial increase in stockholder value. When we granted these in fiscal 2020, these were not intended to be a regular part of our annual compensation mix. We had discussions with several of our largest stockholders regarding the design, target, terms and benefits and detriments of these awards, and we did not grant any of these awards to our named executive officers in fiscal 2021 or fiscal 2022. See section “Stockholder Engagement” of this Proxy Statement for more information on our recent stockholder engagement activities.

•

Total incentive opportunities for fiscal 2021 under the Annual Incentive Plan (“AIP”) were based on achievement of semi-annual performance targets but paid at the end of the fiscal year. Incentive targets were changed to semi-annual targets for fiscal 2021 to address the uncertainty in market conditions caused by the COVID-19 pandemic and the commensurate need to change business plans, priorities, and targets to respond to those conditions.

To better align with the peer group, base salary levels were increased for all of our named executive officers and the AIP target percentage was increased for two of our named executive officers.

Executive Compensation Framework: What We Do and What We Don’t Do

The Company’s executive compensation framework includes the following policies and practices, each of which reinforces our executive compensation objectives:

WHAT WE DO	WHAT WE DON’T DO
✓ We emphasize the use of performance-based incentives (e.g., approximately 56% (CEO) and 50% (other NEOs) of our executive officers’ compensation is to be earned based on the achievement of performance goals).	✗ We prohibit our directors, officers, and employees from engaging in hedging or monetization transactions, including derivative transactions, short sales, or transactions in publicly traded options.

✓ The ECC retains the services of an independent executive compensation consultant who provides services directly to the ECC.	✗ We do not provide for “golden parachute” excise tax-gross-ups to our executive officers.

✓ We regularly review the peer group we use for compensation comparisons to ensure that it appropriately aligns with our revenue and market capitalization.	✗ We do not pay dividends or dividend equivalents on our unvested restricted stock units or on vested awards where the settlement has been deferred.

✓ We have stock ownership guidelines for our executive officers and non-employee directors.	✗ We do not provide material perquisites to our executive officers.

✓ We have a “claw back” policy with respect to recoupment of CEO and CFO cash incentives in the event of a financial restatement.	✗ We do not have minimum payment levels under our AIP or for our performance-based equity awards.

✓ Our ECC reviews the risk profile of our compensation plans annually.	✗ We do not have special retirement plans exclusively for our executive officers.

✓ We conduct an annual say-on-pay vote. ✓ We impose limits on maximum incentive payouts.

Overview of Executive Compensation

Our executive compensation program, as overseen by the ECC, is designed to implement our pay for performance philosophy. To support the Company’s continued transformation and advancement, our compensation program directly links our financial and operational performance to the short-term and long-term incentives we use to reward our executives. Historically, our program has been designed to provide a strong pay for performance alignment by delivering a target mix of fixed and variable compensation oriented towards performance that will drive the creation of stockholder value, putting a substantial portion of each executive’s target total direct compensation “at risk.” For purposes of the below pie charts, the value at target of the performance-based equity grants was calculated using the market value on the date of grant.

Compensation Philosophy and Objectives

The Company’s compensation philosophy is to pay for performance with the primary intention of creating long term value for our stockholders. To achieve this, our executive compensation program is based on the following objectives:

•	Market Competitive: Provide a market-competitive level of total compensation opportunity that reflects the individual executive officer’s role and ability to impact business performance;

•	Performance-Based: Establish an explicit link between compensation and both overall business results and stockholder returns over short- and long-term periods;

•	Long-Term Focused: Promote a long-term focus for our executive officers through incentive compensation that vests over multiple years; and

•	Aligned with Stockholders: Align the interests and objectives of our executive officers and employees with furthering our growth and creating stockholder value through the use of equity awards.

Advisory Vote on Executive Compensation (“Say on Pay”)

We hold an advisory vote to approve named executive officer compensation on an annual basis. At our 2020 Annual Meeting, we only received support from approximately 44% of the votes cast on the proposal for our fiscal 2020 named executive officer compensation. We viewed the decreased support as an indication that expanded engagement was needed to ensure we have a clear understanding of, and opportunity to respond to, our stockholders’ views on our compensation program.

In the first half of fiscal 2021, the Chair of the ECC and the Chief Administration and Legal Officer reached out to a number of the largest investors to discuss our fiscal 2020 compensation. Later in fiscal 2021, at the Board’s direction, members of senior management reached out to our top 20 largest investors to request meetings to discuss any issues or concerns they may have with our executive compensation program. We had teleconferences with 10 of them, which represented slightly more than 40% of our shares. In these teleconferences we discussed our compensation and equity grant practices. The feedback from the investors was discussed with the ECC, Board of Directors, and Nominating and Governance Committee.

What we discussed with our investors related to our executive compensation	How we responded
We discussed the structure, terms and benefits of our compensation programs including our VCA awards. As a general matter, investors provided positive feedback about the percentage of compensation at target that is performance-based for our named executive officers. Investors voting no on say-on-pay expressed concerns with the design and performance target of the VCA awards.	In light of the vote by our stockholders against the say-on-pay proposal last year, and after consultation with stockholders, the ECC decided not to make any VCA grants to our named executive officers during fiscal year 2021 and fiscal year 2022.

The ECC continues to review and enhance our executive compensation program design to align the program with appropriate incentives to drive an increase in stockholder value.

Determining Compensation for Our Named Executive Officers

The Role of the ECC

The ECC oversees the development and administration of our executive compensation program, including the underlying philosophy and related policies. The ECC members are independent members of the Board, as determined under the rules of Nasdaq and the SEC.

As part of its responsibilities, the ECC conducts an annual review of the base salary, target cash incentive opportunities and equity awards for our named executive officers and determines and approves their compensation packages and payouts. The ECC was assisted in this review in fiscal 2021 by its compensation consultant, and by senior members of the Company’s human resources and legal departments.

The Role of the Compensation Consultant

Under its charter and in accordance with SEC and Nasdaq rules, the ECC has the authority to directly select and retain the services of its own compensation consultant who reports to the committee’s chair. During fiscal 2021, the ECC engaged the services of Compensia as its compensation consultant. During fiscal 2021, Compensia did not provide services to the Company other than services to the ECC, and Compensia worked with the Company’s management, as directed by the ECC, only on matters for which the ECC is responsible (except that the ECC requested that Compensia provide some assistance to the N&G Committee regarding its review of director compensation). The ECC has reviewed and is satisfied with the qualifications, performance, and independence of Compensia. The ECC retains its compensation consultant to provide information, analysis, and advice regarding executive compensation; however, the ECC makes all decisions regarding the compensation of our executive officers.

The compensation consultant attended meetings of the ECC during fiscal 2021, and provided the following services:

•	Reviewed the Company’s peer group for executive compensation purposes and provided recommendations with respect to the composition of the peer group;

•

Evaluated the competitive positioning of base salaries, annual incentive, and long-term incentive compensation relative to our peer companies to support decision-making with respect to each executive officer;

•	Advised on target award levels within the annual incentive and long-term incentive programs and, as needed, on actual compensation actions;

•	Reviewed the Company’s historical and projected equity utilization practices relative to market levels;

•	Reviewed change in control and any executive severance plans or agreements;

•

Assessed whether our compensation programs might encourage excessive or inappropriate risk taking that could have a material adverse effect on us and assisted with considering risk mitigation policies, such as our stock ownership guidelines; and

•	Assisted with the preparation of the Compensation Discussion and Analysis for the 2020 proxy statement.

The Role of Management

One key objective of our executive compensation program is to align the program with stockholders’ interests and our business strategy. To gain insight on day-to-day operations and what rewards and incentives would be most effective to achieve this alignment, the ECC may receive input from the Company’s senior management. During the fiscal year, the ECC also consulted with senior members of the Company’s human resources and legal departments when formulating compensation plans, and members of those groups attended the ECC meetings. While the ECC seeks the input of management in its compensation deliberations, the ECC regularly meets in executive session without any members of management present, and no executive officer participates in the ECC’s deliberations over the amount of his or her own individual compensation (although the Chief Executive Officer and Chief Administration and Legal Officer and Secretary participated in discussions regarding the design and targets of our compensation programs).

The Role of the Chief Executive Officer

Mr. Murphy meets with the ECC at its request and makes compensation recommendations for the senior executives who report to him but does not make a recommendation with respect to his own compensation. The senior executives are not present at the time such recommendations are discussed. Mr. Murphy’s recommendations are based in part upon the compensation information gathered by the ECC’s compensation consultant and the Company’s human resources professionals. Mr. Murphy shares with the ECC his evaluation of each senior executive’s performance and contributions. The ECC considers each senior executive’s scope of responsibilities and experience, and balances these against competitive compensation levels, including retention requirements and succession potential.

The Role of Peer Groups and Benchmarking – Market Analysis

The ECC considers relevant market pay practices when setting executive compensation. In September 2019, Compensia recommended, and the ECC approved, the compensation peer group for the fiscal 2021, which began on February 2, 2020. The 20 peer companies and their last four quarters revenue and 30-day average market capitalization as of August 30, 2019 were as follows:

Advanced Micro Devices	✓	Keysight Technologies		Qorvo	✓
Analog Devices	✓	Lam Research	✓	Seagate Technology
Cadence Design Systems		Maxim Integrated Products	✓	Synopsys
Cypress Semiconductor	✓	Microchip Technology	✓	Skyworks Solutions	✓
F5 Networks		NetApp		Teradyne	✓
Juniper Networks		ON Semiconductor	✓	Xilinx	✓
KLA-Tencor	✓	Palo Alto Networks

		Revenue($MM)		Market Capitalization ($MM)
75th Percentile		$5,803		$21,571
50th Percentile		$3,894		$16,104
25th Percentile		$2,651		$8,921

Marvell*		$2,915		$16,597

✓	indicates company is on Philadelphia Semiconductor Sector Index
*	Information for Marvell is being provided for comparison purposes. Revenue for Marvell reflects the last 4 quarters ending August 3, 2019.

Elements of Compensation

Our fiscal 2021 executive compensation program consisted of four primary elements: base salary, short-term incentives, long-term incentives, and employee benefits.

Annual Base Salary

Base salary represents the fixed component of our executive compensation program. Base salaries are provided to:

•	Recognize expertise, skills, knowledge, and responsibilities of our executives;

•	Reward individual performance and contribution to our overall business goals; and

•	Attract and retain executive talent by providing competitive fixed amounts.

Annual Incentive Plan

Our short-term cash incentive program, the Annual Incentive Plan (“AIP”), is designed to:

•	Provide additional focus on the achievement of annual company goals;

•	Align target total cash compensation with actual Company performance;

•	Provide competitive total cash targets to attract and retain executive talent; and

•	Reward our executives for the achievement of Company goals.

Long-Term Incentive Equity Awards

For fiscal 2021, our long-term incentive compensation (“LTI”) was granted in the form of equity awards (i.e., TSR RSUs and time-based RSUs) and is designed to:

•	Attract and retain critical executive talent by providing a competitive earnings opportunity through our LTI program;

•	Align the interests of our executives and our stockholders;

•	Focus our executives on achieving and sustaining longer-term business results; and

•	Reward and differentiate superior Company and executive performance.

Benefits and Perquisites

Our named executive officers are eligible to participate in our life, health and welfare benefit programs and our tax-qualified Section 401(k) plan on the same terms and conditions as our other salaried employees.

We provide a life insurance benefit to all salaried employees, including our named executive officers, at the rate of two-and-a-half times annual base salary (rounded to the higher multiple of $1,000) or $1,000,000, whichever is less. Life insurance coverage is reduced by 35% at age 70 and by 50% at age 75.

We offer all employees, including our named executive officers, the ability to purchase our common shares at a discount under our 2000 Employee Stock Purchase Plan (except in Vietnam where we do not offer this plan).

Our named executive officers did not receive any employee benefits or perquisites in fiscal 2021 other than the employee benefits and perquisites provided to all employees.

Executive Compensation Program for Fiscal 2021

As part of its responsibilities, the ECC conducts an annual review of the base salary, target cash incentive opportunities and equity awards made to our named executive officers and determines and approves their compensation packages and payouts.

The ECC reviews the practices of members of the peer group to better understand and assess the competitiveness of the compensation that the Company pays to its executives, both with respect to each compensation element and the overall compensation package. The ECC uses this information in its determinations and assessments but does not determine compensation strictly by benchmarking to the peer group. At the beginning of fiscal 2021, the ECC reviewed our executive compensation program, both in the context of our pay-for-performance philosophy and from a market perspective and set the total direct compensation for our named executive officers for fiscal 2021 taking into account individual performance, experience, criticality and retention for each executive.

Base Salary

The ECC retains the discretion to increase or decrease the base salaries for our executives from time to time. In fiscal 2021, the ECC increased based salaries for the named-executive officers as noted below. The ECC determined that these adjustments were appropriate considering each individuals’ performance in the prior fiscal year and after a review of the relevant market data.

Executives	Fiscal 2020 Base Salary ($) (in 000’s)	Fiscal 2021 Base Salary ($) (in 000’s)	Change (%)
Matthew J. Murphy	900	950	6%
Raghib Hussain	550	575	5%
Jean Hu	500	550	10%
Mitchell Gaynor	480	520	8%
Dan Christman	450	460	2%

Annual Incentive Plan (AIP)

Target Cash Incentive Opportunities

At the beginning of fiscal 2021, the ECC reviewed the design of the AIP, including a review of the target cash incentive opportunities established for each of the roles and a comparison of those percentages to the percentage target opportunity for similar roles in the applicable peer companies. The ECC made no changes to the target cash incentive opportunities (expressed as a percentage of base salary) for Mr. Murphy, Mr. Hussain, and Ms. Hu for fiscal 2021. Messrs. Gaynor’s and Christman’s cash incentive targets were increased from 75% as a percentage of salary to 90% as a percentage of salary.

Executives	Base Salary ($) (in 000’s)	Target Annual Cash Incentive (%)	Target Annual Cash Incentive ($) (in 000’s)
Matthew J. Murphy	950	150%	1,425
Raghib Hussain	575	100%	575
Jean Hu	550	100%	550
Mitchell Gaynor	520	90%	468
Dan Christman	460	90%	414

AIP Design — Corporate Performance Measures

The AIP is a cash incentive program that is designed to provide additional focus on the achievement of Company goals, align target total cash compensation with actual Company performance, provide competitive total cash targets to attract and retain executive talent, and reward our executives for the achievement of Company goals. Under the AIP the Company’s executive officers are eligible to earn cash incentives based upon the achievement of pre-established performance goals. Total incentive opportunities for fiscal 2021 were based on the achievement of semi-annual targets but were to be paid annually. Incentive targets were changed for fiscal year 2021 to semi-annual targets as a result of the uncertainty in market conditions caused by the COVID-19 pandemic and the challenges with planning and setting targets in a highly uncertain and dynamic environment. However, because of the uncertainty and the change to semi-annual targets, the ECC expressly retained discretion to reduce any of the payouts based on those targets. Incentive payouts may range between 0% and 200% of the target incentive opportunity.

Under the AIP, in order for an executive officer to be eligible to receive a cash incentive, the Company has to meet a threshold non-GAAP earnings-per-share goal. For these purposes, earnings-per-share (as well as the non-GAAP measures below) may be adjusted by the ECC by excluding (in its sole discretion) among other items: M&A/divestiture expense, litigation expense, expenses related to the COVID-19 pandemic, equity compensation expense, restructuring costs, and other non-recurring or unusual expenses. If the threshold performance goal is not met, no incentives will be payable under the AIP.

If the Company’s threshold performance goal is met, the AIP provides for potential payouts based on the following metrics:

•	revenue (30%),

•	non-GAAP gross margin (defined as non-GAAP gross profits from continuing operations divided by revenue) (30%), and

•	non-GAAP operating income margin (defined as non-GAAP operating income divided by net sales) (40%).

If the Company fails to achieve the threshold level for any of the above Company performance goals, no payout is awarded for that goal.

The ECC determined that the combined application of all the metrics would make achievement difficult to meet at target and very difficult to meet at maximum payout.

AIP Design — Individual Performance Goals

In fiscal 2021, the ECC determined that it was desirable to provide for some limited variation in incentive compensation based on individual performance for some of the executive officers. For the Chief Executive Officer and Chief Financial Officer, 100% of the payouts under the AIP are based solely on the above Company performance goals. Payouts under the AIP for the other named executive officers are based 80% on the above Company performance goals and 20% on individual performance goals, provided that no overachievement on the 20% individual component is permitted unless the achievement of the Company’s performance goals was 100% or more. Nevertheless, in its discretion, the ECC may reduce the individual component for any executive officer (and increase the component based on Company performance) if it determines doing so would be appropriate in the circumstances. The individual performance goals were determined by the Chief Executive Officer. The Company has omitted disclosure of the individual performance goals because disclosing this information would result in competitive harm to the Company.

Actual Performance Against Goals

The Company’s threshold performance goal was non-GAAP earnings per share of $0.10. The Company’s actual performance was $0.92 per share on a non-GAAP basis, which exceeded the threshold, thereby allowing the ECC to consider payment under the AIP. The following tables presents the fiscal 2021 AIP Company performance goals established by the ECC for the first half and second half of fiscal 2021 at threshold, target, high and maximum performance levels, and the actual fiscal 2021 performance for each of these metrics, each of which was tied to the annual operating plan approved by the Board.

	Annual Operating Plan				Scoring
Performance Metric (1st Half of FY21)	Threshold	Target	High	Max	Actual	Score	Weight
Revenue (in 000’s)	$1,150	$1,364	$1,500	$1,560	$1,421	121%	30%
Non-GAAP Gross Margin (%)	61.2%	62.8%	63.0%	63.2%	63.0%	160%	30%
Non-GAAP Operating Income Margin (%)	9.8%	17.2%	20.3%	21.6%	21.1%	179%	40%
Payout (% of Target)	0%	100%	150%	200%		156%

	Annual Operating Plan				Scoring
Performance Metric (2nd Half of FY21)	Threshold	Target	High	Max	Actual	Score	Weight
Revenue (in 000’s)	$1,290	$1,526	$1,670	$1,750	$1,548	108%	30%
Non-GAAP Gross Margin (%)	61.8%	63.4%	63.9%	64.7%	63.5%	106%	30%
Non-GAAP Operating Income Margin (%)	18.6%	25.4%	28.5%	30.4%	27.1%	127%	40%
Payout (% of Target)	0%	100%	150%	200%		115%

The total payout for the fiscal year is 135.5% based on adding 156% with 115% and dividing by 2.

Between each of the payout levels (for example between Target and High) there is a straight-line interpolation of pay and performance.

As a result of the Company’s performance in fiscal 2021 against its financial objectives, each named executive officer was paid a percentage of his or her target cash incentive opportunity, as set forth below (in 000’s). The Individual Funding Factor was determined by the Chief Executive Officer and the named executive officers (other than the CEO and CFO) were deemed to have met their objectives as set out at the beginning of the year.

Executives	Target Annual Cash incentive ($)	Funding Factor Corporate	Funding Factor Individual	Actual Payout ($)
Matthew J. Murphy	1,425	135.5%	n/a	1,930.86
Raghib Hussain	575	135.5%	130%	772.80
Jean Hu	550	135.5%	n/a	745.25
Mitchell Gaynor	468	135.5%	150%	647.71
Dan Christman	414	135.5%	120%	548.14

Equity Awards

Fiscal 2021 Equity Awards

In fiscal 2021, to determine individual equity award amounts, the ECC considered each named executive officer’s total direct compensation against that of similarly situated executives at the companies in our peer group, current performance and projected future contributions, as well as the retention value of his or her outstanding unvested equity from previously granted awards. The ECC approved grants to the named executive officers for fiscal 2021, which were comprised of time-based RSUs and TSR RSUs.

The grant date fair value of the awards is provided in the Fiscal 2021 Summary Compensation Table and the number of shares per equity vehicle at target are shown below:

Executives	RSU # shares	TSR # shares	Total Shares at Target (#)
Matthew J. Murphy	178,927	218,688	397,615
Raghib Hussain	83,500	83,500	167,000
Jean Hu	47,714	47,714	95,428
Mitchell Gaynor	33,798	33,798	67,596
Dan Christman	31,810	31,810	63,620

Fiscal 2021 RSU Grants Vesting Terms. Subject to continued service with the Company, the RSUs will vest in equal quarterly installments over three years from the grant date.

Fiscal 2021 TSR Grants. The fiscal 2021 TSR RSU awards are based on the achievement of performance objectives relating to the relative TSR of our common shares as compared to the TSR of the companies in the S&P 500 Index over the performance period measured from April 15, 2020 to April 5, 2023. There will be a straight-line interpolation of the payout percentages for TSR between each of the payout levels (for example between Minimum and Target performance), rounded up to the nearest whole share. For performance achievement at negative 32.99% relative TSR the rounded payout is one share.

If the performance target below is met, the earned shares will vest on April 15, 2023.

Performance Level	Versus the S&P 500 Index	Payout
Maximum	+33% over	200% of target
Target	0%	100% of target
Minimum	-33% under	0% of target

Performance-Based Equity Awards that Settled in Fiscal 2021

Measurement and Settlement in Fiscal 2021 of Performance-Based (TSR) Restricted Stock Unit Awards Granted in Fiscal 2018

The TSR RSUs granted in fiscal 2018 vested on the third anniversary of the vesting start date based on achievement of performance objectives relating to the relative TSR of Marvell’s stock as compared to the TSR of the constituent companies of the Philadelphia Semiconductor Sector Index over the performance period measured from April 15, 2017 through April 5, 2020, and subject to the grantee’s continued employment through the third anniversary of the vesting start date. A 120-trading day average price was used to determine both the beginning and ending stock price for the relative TSR calculation. The percentage of TSR RSUs that could vest is as follows, with interpolation of the payout percentages for TSR between the 25th and 75th percentiles:

Below 25th Percentile	25th Percentile	50th Percentile	75th Percentile
0%	50%	100%	150%

In fiscal 2021, each participating named executive officer earned shares at 131% of target, corresponding with a TSR of 79.32 % and a ranking against the peer group of the 65.5th percentile for the performance period, and those awards vested in fiscal 2021 as indicated below.

Name	Grant Date	Vest Date	Number of Shares Target	Number of Shares Earned
Matthew J. Murphy	4/15/17	4/15/2020	84,299	110,457
Jean Hu	4/15/17	4/15/2020	33,720	44,184
Mitch Gaynor	4/15/17	4/15/2020	24,524	32,134
Dan Christman	4/15/17	4/15/2020	18,802	24,637

Settlement of Performance-Based (FPM) Restricted Stock Unit Awards Granted in Fiscal 2018 and earned in Fiscal 2021

The fiscal 2018 FPM RSUs vested subject to the following financial performance metrics:

•	30% based on fiscal 2019 revenue growth compared to fiscal 2017; and

•	70% based on total non-GAAP operating income for fiscal years 2018 and 2019.

The percentage of 2018 FPM RSUs that could be earned was based on the performance and vesting schedule below:

0% below threshold, 50% at threshold, 100% at target and 200% at maximum performance, measured at the end of fiscal year 2019. The earned 2018 FPM RSUs, if any, then vest on the three-year anniversary of the grant date.

Metric	Threshold	Target	Max	Actual	Weighting	Score	Calculation
Revenue ($M)	0%	3%	6%	1.67%	30%	78%	24%
Non-GAAP Operating Income ($M)	894	1,074	1,402	1,370	70%	190%	133%
Payout (% of Target)	50%	100%	200%				157%

The performance targets were met, and the earned shares vested on April 15, 2021.

Name	Grant Date	Vest Date	Number of Shares Target	Number of Shares Earned
Matthew J. Murphy	4/15/17	4/15/2020	84,299	132,350
Jean Hu	4/15/17	4/15/2020	33,720	52,941
Mitch Gaynor	4/15/17	4/15/2020	24,524	38,503
Dan Christman	4/15/17	4/15/2020	18,802	29,520

Share Repurchases Considerations

Historically, the Company has granted performance-based RSUs that are earned and vest based on the relative TSR of the Company compared to an appropriate index (TSR PSUs), performance-based RSUs that are earned and vest based on metrics related to the Company’s financial statements (FPM RSUs), and in fiscal 2020 performance-based RSUs that are earned and vest based on the achievement of a specific stock price (Value Creation Awards). When granting performance-based awards that vest based on relative TSR or on the Company’s stock price the ECC takes into account the potential impact that share repurchases may have on the awards.

Other Factors Considered in Determining Executive Compensation

Employment Agreements

See the section in this proxy statement entitled “Employment Contracts, Severance Agreements and Change-in-Control Arrangements” for additional information on the terms of employment, severance and change in control agreements the ECC has approved with respect to the named executive officers. In 2016, the ECC approved entering into severance agreements with Mr. Murphy and Mr. Gaynor concurrently with their commencement of employment, given the recent Board and management changes at the Company at that time. The ECC has not entered into severance agreements with the other named executive officers. The ECC annually reviews market and peer group severance and change in control agreement trends and practices, as well as the Company’s severance and change in control agreements and policies.

Change in Control Severance Plan (“CIC Plan”)

In June 2016, the ECC recommended, and the Company’s Board adopted, the CIC Plan, the purpose of which is to provide specified payments and benefits to certain employees of the Company whose employment is subject to being either involuntarily terminated or voluntarily terminated for Good Reason under the circumstances described in the CIC Plan. The ECC has made several changes to that policy as part of its periodic reviews of market practices and trends. All capitalized terms are as defined in the CIC Plan. A copy of the CIC Plan is filed as Exhibit 10.1 to our Quarterly Report on Form 10-Q as filed with the SEC on August 28, 2020.

The ECC designed the CIC Plan to protect key employees involved in certain transactions in order to facilitate a clear focus on what is best for stockholders by making the executives neutral to a potential transaction. The protections offered by tier were developed in consideration of market practice and trends, and the Company executives were slotted into tiers based on the ongoing executive team structure. Benefits are only payable upon the occurrence of an Involuntary Termination of employment during the period beginning three months before a Change in Control and ending on the date that is 24 months following the Change in Control (i.e., double trigger).

The ECC has designated the following named executive officers as participants in the CIC Plan at the levels set forth following their names: Matthew J. Murphy (Tier 1); Raghib Hussain (Tier 2); Jean Hu (Tier 2); Mitchell Gaynor (Tier 2); and Dan Christman (Tier 2). Benefits payable with respect to the various tiers may be found in the section of this proxy statement entitled “Employment Contracts, Severance Agreements and Change-in-Control Arrangements.”

Equity Grant Practices Policy

Our Board has adopted a policy with respect to our equity grant practices. Our current policy covers, among other things, the following:

•

The ECC, or a subcommittee thereof, has the authority to approve equity award grants to employees, provided that only the ECC (and not a subcommittee thereof) may approve equity award grants to our executive officers.

•

Equity award grants to newly hired employees are made monthly during regularly scheduled ECC or subcommittee meetings. An equity award proposal is generally prepared for consideration by the 15th day of the month following the month of the new employee’s date of hire. These awards may only be granted by the ECC or a subcommittee of the ECC and are typically based upon the recommendation of the Chief Executive Officer or a set of guidelines approved by the ECC.

•	Annual equity award grants to employees are generally made after the annual performance review process is completed and are scheduled to be made no later than the last Friday of April each year.

•

The Company discontinued granting stock options during 2016 (other than in certain cases in connection with the conversion of options in a merger or other acquisition (“M&A”) transaction) and has granted RSUs in lieu thereof. If the Company should grant stock options (other than in connection with an M&A transaction), such grants will not be made during any period of time commencing with the last day of a fiscal quarter and ending with the first full trading day following our earnings release for such quarter. If stock option awards have not been granted by the last Friday of the fiscal month of April, then option awards are to be granted during an “open window.” Such restriction does not apply to RSUs or other types of equity awards that do not include an exercise price related to the market price of our securities on the date of grant. Other than with respect to annual equity award grants, any equity award grants to executive officers must be made during an “open window.” All stock option grants must have an exercise price per share no less than the per share fair market value of our shares of common stock on the date of grant, as determined under the appropriate U.S. financial accounting rules and the applicable rules and regulations under the U.S. securities laws.

Policy Concerning Recoupment of Chief Executive Officer and Chief Financial Officer Cash Incentives Following Restatement

In the event of a restatement of our financial results, where a cash incentive was paid to the Chief Executive Officer and/or the Chief Financial Officer based on financial results that were subject to the restatement and there is finding by a majority of the non-employee members of our Board at the time of the restatement that the restatement was due, in whole or in part, to the gross recklessness or intentional misconduct of either the Chief Executive Officer or Chief Financial Officer, respectively, our Board shall review all such cash incentives for the period(s) in which the results were restated. If such cash incentives would have been lower had they been calculated based on the restated results, our Board will, to the extent permitted under applicable law, seek to recoup such cash incentives paid to the Chief Executive Officer and/or Chief Financial Officer, as applicable. This policy applies in addition to any right of recoupment against the Chief Executive Officer and the Chief Financial Officer under Section 304 of the Sarbanes-Oxley Act of 2002.

Stock Ownership Guidelines for Executive Officers

Our Board has established equity ownership guidelines for our executive officers designed to encourage long-term stock ownership and more closely link their interests with those of our other stockholders. These guidelines provide that executive officers should have shares of common stock equal in value to (i) five times the annual base salary for the Chief Executive Officer, and (ii) two times their respective annual base salary for the other executive officers. Executive officers have five years to satisfy the guidelines from June 24, 2020 or the date such person is designated as being subject to the guidelines, whichever is later. The Board reviews progress against these guidelines annually and updates them as appropriate. The Board or the N&G Committee may discuss with the executive the reasons for a shortfall if it occurs more than five years after an executive officer becomes subject to the guidelines and more than three years after a promotion increases the guidelines expectation. While below the applicable guidelines, at any time, there is a minimum holding expectation for 50% of the net after tax shares following vesting of RSUs and performance-based RSUs until the applicable guideline is met. The 50% holding expectation also applies if an executive officer is short of the guideline following a promotion, change in base salary, or guideline policy change. All of our executive officers met the ownership guidelines as of our fiscal year-end.

Insider Trading/Anti-Hedging and Anti-Pledging Policies

All employees, officers, and directors of, and consultants and contractors to, us or any of our subsidiaries are subject to our Insider Trading Prohibition Policy and Guidelines. The policy prohibits the unauthorized disclosure of any nonpublic information acquired in the workplace and the misuse of material nonpublic information in securities trading. The policy also includes specific anti-hedging provisions.

To ensure compliance with the policy and applicable federal and state securities laws, all individuals subject to the policy must refrain from the purchase or sale of our securities except in designated trading windows or pursuant to preapproved Exchange Act Rule 10b5-1 trading plans. Even during a trading window period, certain identified insiders, which include the named executive officers and directors, must comply with our designated pre-clearance policy prior to trading in our securities.

All members of the Board, all employees (including executive officers) of, and consultants and contractors to, the Company (collectively, “Insiders”) are prohibited from engaging in “short sales” of our securities or in trading “derivative securities” tied to our securities. We define a “derivative security” generally to be any security, the value of which is dependent to some degree on another security. Examples of the most common types of derivative securities include “warrants,” “puts” and “calls.” Stock options or other securities issued pursuant to Company benefit plans or other compensatory arrangements with the Company are not subject to this prohibition. Insiders are also prohibited from purchasing any other financial instruments (including, but not limited to, prepaid variable forward contracts, equity swaps, and collars), or engaging in transactions, that hedge or offset, or are designed to hedge or offset, any decrease in the market value of our stock. Insiders are permitted to invest in publicly offered funds that hold our stock, including mutual funds and exchange traded funds (“ETFs”), that are actively managed by an independent fund manager. Insiders are prohibited from investing in exchange funds also known as swap funds. An “exchange fund” allows an investor to “exchange” an individual stock, such as our stock, for shares in a fund of many pooled stocks. In addition, Insiders are prohibited from buying or selling interests in funds containing our securities on the basis of material nonpublic information about us.

Securities held in a margin account may be sold by the broker without the customer’s consent if the customer fails to meet a margin call. Similarly, securities pledged (or hypothecated) as collateral for a loan may be sold in foreclosure if the borrower defaults on the loan. Because a margin sale or foreclosure sale may occur at a time when the pledgor is aware of material nonpublic information or otherwise is not permitted to trade in the Company’s securities, our executive officers are prohibited from holding Marvell securities in a margin account or pledging Marvell securities as collateral for a loan.

Tax Considerations

Prior to December 22, 2017, when the Tax Cuts and Jobs Act of 2017 (“TCJA”) was signed into law, Section 162(m) of the IRC generally disallowed a tax deduction to publicly held companies for compensation paid to the chief executive officer or any of the next three most highly compensated executive officers (other than the chief financial officer) that did not qualify as “performance-based compensation” in accordance with the applicable exception from Section 162(m). In connection with compensation decisions prior to the enactment of the TCJA, the ECC considered the potential tax deductibility of executive compensation under Section 162(m) of the IRC and sought to qualify certain elements of executive compensation as performance-based while also delivering competitive levels and forms of compensation. Under the TCJA, the “qualified performance-based compensation” exception was eliminated and the $1 million deduction limit on deductibility generally was expanded to include all named executive officers, including the chief financial officer. The provisions of the TCJA generally apply to taxable years beginning after December 31, 2017. As a result of these tax changes the Company may no longer take a tax deduction for any compensation paid to its executive officers who are subject to Section 162(m) in excess of $1,000,000 in any tax year beginning on or after January 1, 2018. Our ECC may consider the deductibility of compensation when making decisions but may authorize the payment of compensation that is not deductible when it believes it to be appropriate and in the best interests of the Company and our stockholders.

Accounting Considerations

We are required to estimate and record an expense for each equity award over its vesting period. The ECC reviews the effect of the compensation expense under FASB ASC Topic 718 for equity compensation to the named executive officers.

COMPENSATION COMMITTEE REPORT

The information contained in the Compensation Committee Report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates the information by reference in such filing.

The ECC has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K. Based on such review and discussions, the ECC has recommended to our Board that the Compensation Discussion and Analysis be included in our Annual Report on Form 10-K for the fiscal year ended January 30, 2021 (incorporated by reference) and this proxy statement.

The ECC:

Robert Switz, Chair

Tudor Brown

Edward Frank

Bethany Mayer

Compensation of Named Executive Officers

Fiscal 2021 Summary Compensation Table

In accordance with SEC rules, our named executive officers include the following: (1) the individual who served as our principal executive officer during the fiscal year; (2) the individual who served as our principal financial officer during the fiscal year; and (3) the three most highly compensated executive officers other than our principal executive officer and principal financial officer as of the end of the fiscal year.

The following table shows the compensation earned by our named executive officers for the fiscal years noted. In accordance with SEC rules, we have not provided information for those individuals who were not named executive officers for fiscal year 2019.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Matthew J. Murphy	2021	934,615	—	11,745,525	1,930,875	4,780	14,615,795
Director, President and Chief Executive Officer	2020	976,940	—	19,014,838	627,750	4,816	20,624,344
	2019	792,308	—	5,553,282	816,000	4,720	7,166,309

Raghib Hussain	2021	567,308	—	4,860,619	772,800	4,780	6,205,507
President, Products and Technologies	2020	538,606	—	10,019,793	314,600	4,816	10,877,815
	2019	261,346	—	3,361,722	195,103	35,009	3,853,180

Jean Hu	2021	534,615	—	2,777,480	745,250	4,780	4,062,125
Chief Financial Officer	2020	508,849	—	4,988,569	232,500	4,816	5,734,734
	2019	475,385	—	2,014,907	326,400	4,720	2,821,412

Mitchell Gaynor	2021	507,692	—	1,967,415	647,712	4,780	3,127,599
Chief Administration and Legal	2020	490,597	—	3,333,154	205,920	4,816	4,034,487
Officer and Secretary	2019	466,923	—	1,277,781	239,700	4,720	1,989,124

Dan Christman	2021	456,923	—	1,851,692	548,136	4,780	2,861,531
EVP, Storage Business Group	2020	472,929	—	3,210,935	193,050	4,816	3,881,730

(1)

The dollar value of the time-based RSUs and TSR RSUs shown in this column represents the grant date fair value calculated on the basis of the fair market value of the underlying shares of common stock at target performance on the grant date in accordance with FASB ASC Topic 718. The actual value that a named executive officer will realize on each time-based RSU award and TSR RSU award will depend on the price per share of our shares of common stock at the time shares received in settlement of the awards are sold. There can be no assurance that the actual value realized by a named executive officer will be at or near the grant date fair value of the time-based RSUs or TSR RSUs awarded. For TSR RSUs, where the number ultimately issuable may vary, the following table shows the number of shares issuable and the grant date fair value at maximum performance.

	Number of Shares Issuable at Maximum Performance	Estimated Future Payout at Maximum Performance ($ in 000’s)
Matthew J. Murphy	437,376	$14,630

Raghib Hussain	167,000	$5,586

Jean Hu	95,428	$3,192

Mitchell Gaynor	67,596	$2,261

Dan Christman	63,620	$2,128

(2)

The amounts shown in this column represent annual cash incentive awards earned by the named executive officers under the AIP. Further information regarding the fiscal 2021 awards is included in the section entitled “Executive Compensation Program for Fiscal 2021 — Annual Incentive Plan (AIP)” in the Compensation Discussion and Analysis section of this proxy statement.

(3)

The amounts shown in this column for fiscal 2021 include for each named executive officer the Company’s 401(k) plan matching contributions in the amount of $4,000 and premiums for basic life insurance in the amount of $780.

Grants of Plan-Based Awards in Fiscal 2021 Table

The following table shows the plan-based equity and non-equity awards for fiscal 2021 for our named executive officers.

	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards				All Other Stock Awards Number of Shares of Stock or Units (#)(2)	Grant Date Fair Value of Stock Awards ($)(3)
Name		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Matthew J. Murphy	—	0	1,425,000	2,850,000	—	—	—		—	—
	4/15/2020	—	—	—	1	218,688	437,376	(4)	—	7,315,114
	4/15/2020	—	—	—	—	—	—		178,927	4,430,411

Raghib Hussain	—	0	575,000	1,150,000	—	—	—		—	—
	8/15/2020	—	—	—	1	83,500	167,000	(4)	—	2,793,075
	8/15/2020	—	—	—	—	—	—		83,500	2,067,544

Jean Hu	—	0	550,000	1,100,000	—	—	—		—	—
	4/15/2020	—	—	—	1	47,714	95,428	(4)	—	1,596,033
	4/15/2020	—	—	—	—	—	—		47,714	1,181,446

Mitchell Gaynor	—	0	468,000	936,000	—	—	—		—	—
	4/15/2020	—	—	—	1	33,798	67,596	(4)	—	1,130,543
	4/15/2020	—	—	—	—	—	—		33,798	836,872

Daniel Christman	—	0	414,000	828,000	—	—	—		—	—
	4/15/2020	—	—	—	1	31,810	63,620	(4)	—	1,064,045
	4/15/2020	—	—	—	—	—	—		31,810	787,647

(1)

The amounts represent the threshold, target, and maximum dollar payouts under our AIP for fiscal 2021. There is no payout at threshold performance. Actual awards are shown in the “Non-Equity Incentive Compensation” column of the preceding Summary Compensation Table of this proxy statement. Further information regarding this plan is included in the section entitled “Executive Compensation Program for Fiscal 2021 — Annual Incentive Plan (AIP)” in the Compensation Discussion and Analysis section of this proxy statement.

(2)	These RSUs vest in equal quarterly installments over three years following the grant date.
(3)

The dollar value of stock awards shown represents the grant date fair value calculated on the basis of the fair market value of the underlying shares of common stock at target on the grant date in accordance with FASB ASC Topic 718. The actual value that a named executive officer will realize on each stock award will depend on the price per share of our shares of common stock at the time shares underlying the stock awards are sold. There can be no assurance that the actual value realized by a named executive officer will be at or near the grant date fair value of the stock awarded.

(4)

These fiscal 2021 TSR RSU awards are based on the achievement of performance objectives relating to the relative TSR of the Company’s shares of common stock as compared to the TSR of the companies on the S&P 500 Index over the performance period measured from April 15, 2020 to April 5, 2023. There will be a straight-line interpolation of the payout percentages for TSR between each of the payout levels (for example between minimum and target performance), rounded up to the nearest whole share. For performance achievement at negative 32.99% relative TSR the rounded payout is one share.

Outstanding Equity Awards at Fiscal 2021 Year-End

Time-Based and Performance-Based Restricted Stock Units

	Stock Awards
Name	Number of RSUs That Have Not Vested (#)(1)		Market Value of RSUs That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned RSUs That Have Not Vested (#)(3)		Equity Incentive Plan Awards: Market Value of Unearned RSUs That Have Not Vested ($)
Matthew J. Murphy
	8,557	(4)	440,343	—		—
	—		—	77,011	(5)	3,962,986
	57,993	(6)	2,984,320	—		—
	—		—	166,597	(7)	8,573,082
	888,099	(8)	45,701,575
	134,196	(9)	6,905,726	—		—
	—		—	218,688	(10)	11,253,684

Raghib Hussain
	49,072	(11)	2,525,245	—		—
	35,540	(12)	1,828,888	—		—
	—		—	34,843	(5)	1,793,021
	34,269	(6)	1,763,483
	—		—	82,244	(7)	4,232,276
	399,644	(8)	20,565,680
	62,625	(9)	3,222,683
	—		—	83,500	(10)	4,296,910

Jean Hu
	3,105	(4)	159,783	—		—
	—		—	27,942	(4)	1,437,895
	19,331	(6)	994,773	—		—
	—		—	46,394	(7)	2,387,435
	204,262	(8)	10,511,323
	35,786	(9)	1,841,548	—		—
	—		—	47,714	(10)	2,455,362

Mitchell Gaynor
	1,969	(4)	101,325	—		—
	—		—	17,720	(5)	911,871
	13,181	(6)	678,294	—		—
	—		—	31,633	(7)	1,627,834
	133,214	(8)	6,855,192
	25,349	(9)	1,304,460
	—		—	33,798	(10)	1,739,245

Dan Christman
	1,969	(4)	101,325	—		—
	—		—	17,720	(5)	911,871
	12,302	(6)	633,061
	—		—	29,524	(7)	1,519,305
	133,214	(8)	6,855,192
	23,858	(9)	1,227,733
	—		—	31,810	(10)	1,636,943

Options

	Option Awards(13)
Name	Number of Securities Underlying Unexercised Options: Exercisable	Number of Securities Underlying Unexercised Options: Unexercisable		Option Exercise Price	Option Expiration Date
Raghib Hussain	145,952	—		$12.12	2/11/2023
	51,981	—		$15.59	2/16/2022
	114,815	1,209	(14)	$16.32	2/10/2024

(1)

In addition to time-based RSUs, this column also includes performance-based awards granted under our equity incentive plan for which the relevant performance condition has been satisfied but remain subject to continued time-based vesting.

(2)

The price per share of our shares of common stock on the last trading day of fiscal 2021 was $51.46 as reported on the Nasdaq Global Select Market on January 29, 2021. The market value of the unvested RSUs is equal to the applicable number of RSUs multiplied by $51.46.

(3)	Performance-based awards granted under our equity incentive plan are reported in this column until the relevant performance condition has been satisfied.
(4)	These RSUs granted on April 15, 2018 will vest on April 15, 2021.
(5)

These fiscal 2019 TSR RSUs will be earned based on the achievement of TSR objectives measured as of April 5, 2021. TSR is measured for the period beginning April 15, 2018 and ending April 5, 2021 and shall equal the Company’s stock price growth, adjusted for reinvested dividends during the performance period. The resulting TSR for the Company shall be compared to the respective TSR over the same period for each of the Philadelphia Semiconductor Index constituents. The percentage of target shares earned is 0% below the 25th percentile, 50% at the 25th percentile, 100% at the 50th percentile and 150% at the 75th percentile. There is an interpolation of the payout percentages for TSR between the 25th and 75th percentiles. The ECC shall assess the Company’s performance and determine the shares to be earned following the end of the performance period. Any shares determined by the ECC to be earned with respect to the performance awards will vest on April 15, 2021, with the exception that the grant to Mr. Hussain will vest on August 15, 2021.

(6)	These RSUs granted on April 15, 2019 will vest in 5 remaining equal quarterly instalments on April 15, 2021 through April 15, 2022.
(7)

The fiscal 2020 TSR RSUs are based on the achievement of performance objectives relating to the relative TSR of the Company’s shares of common stock as compared to the TSR of the companies on the S&P 500 Index over the performance period measured from April 15, 2019 to April 5, 2022. There will be a straight-line interpolation of the payout percentages for TSR between each of the payout levels (for example between minimum and target performance), rounded up to the nearest whole share. For performance achievement at negative 32.99% relative TSR the rounded payout is one share. If the performance target is met, the earned shares will vest on April 15, 2022

(8)

These Value Creation Awards have been designed to provide a strong incentive to create a substantial increase in stockholder value. Vesting of these performance-based restricted stock units is dependent upon a significant increase in the Company’s stock price. The performance condition will be satisfied once the Company’s average stock price equals or exceeds $40.00 per share for 100 calendar days prior to the fourth anniversary of the date of grant (“Performance Condition”). The shares vest one year after the date the Performance Condition is satisfied. In the event of a change in control, the Performance Condition may be deemed partially satisfied depending on the value received in the transaction. The performance condition for these grants was meet on November 25, 2020 and will vest on the one year from this date.

(9)	These RSUs granted on April 15, 2020 will vest in 9 remaining equal quarterly instalments on April 15, 2021 through April 15, 2023.

(10)

The fiscal 2021 TSR RSUs are based on the achievement of performance objectives relating to the relative TSR of the Company’s shares of common stock as compared to the TSR of the companies on the S&P 500 Index over the performance period measured from April 15, 2020 to April 5, 2023. There will be a straight-line interpolation of the payout percentages for TSR between each of the payout levels (for example between minimum and target performance), rounded up to the nearest whole share. For performance achievement at negative 32.99% relative TSR the rounded payout is one share. If the performance target is met, the earned shares will vest on April 15, 2023.

(11)

The RSUs vest as to 32,803 shares on January 31, 2021, and 16,269 shares on January 31, 2022, respectively. Awards were assumed in connection with the closing of the Cavium acquisition that occurred on July 6, 2018.

(12)	The RSUs will vest as to 35,540 shares on August 15, 2021.
(13)	Option awards for Mr. Hussain were assumed in connection with the closing of the Cavium acquisition that occurred on July 6, 2018.
(14)	This option became fully vested on February 10, 2021.

Options Exercised and Stock Vested in Fiscal 2021

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Matthew J. Murphy	406,375	$12,160,151
Raghib Hussain	104,189	$3,865,394
Jean Hu	152,224	$4,434,022
Mitchell Gaynor	108,623	$3,142,404
Dan Christman	88,349	$2,613,637

(1)	Value realized on vesting equals the number of vested shares multiplied by the market value of the Company’s shares on the vesting date.

None of the named executive officers exercised options in fiscal 2021.

Pension Benefits and Nonqualified Deferred Compensation

None of our named executive officers received any pension benefits during fiscal 2021.

None of our named executive officers contributed to or received earnings from a nonqualified deferred compensation plan during fiscal 2021.

Chief Executive Officer Pay Ratio

Pursuant to Item 402(u) of Regulation S-K, we are required to disclose the ratio of the annual total compensation of our principal executive officer to the annual total compensation of our median employee. During fiscal 2021, the principal executive officer of the Company was our President and Chief Executive Officer, Matthew J. Murphy. For fiscal 2021, Mr. Murphy’s annual total compensation, as disclosed in the Summary Compensation Table, was $14,615,795 and our median employee’s annual total compensation was $147,993, resulting in a pay ratio of approximately 99:1.

The applicable SEC rules allow us to identify a median employee only once every three years, if we conclude that there have been no changes in our employee population or employee compensation arrangements that we believe would significantly impact the calculation of our CEO Pay Ratio. For fiscal 2021, we have concluded that there have been no significant changes between December 29, 2019, when we identified our median employee to calculate our CEO Pay Ratio last year, and the same date in 2020

In accordance with Item 402(u) of Regulation S-K we identified the median employee as of December 29, 2019 by (i) aggregating for each applicable employee (A) annual base salary for salaried employees (or hourly rate multiplied by the estimated annual work schedule, for hourly employees), (B) the target incentive compensation, and (C) the estimated grant date fair value for employee equity awards granted in the fiscal year and (ii) ranking this compensation measure for our employees from lowest to highest. Amounts paid in foreign currencies were converted into U.S. Dollars using the average annual exchange rate as of the determination date, and we annualized the compensation of permanent employees that worked for less than the full year. This calculation was performed for all employees of the Company as of December 29, 2019, excluding Mr. Murphy.

The pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules based on our internal records and the methodology described above. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. Therefore, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates, and assumptions in calculating their own pay ratios.

Employment Contracts, Severance Agreements and Change-in-Control Arrangements

During fiscal 2021, we had the following agreements with our named executive officers:

Matthew J. Murphy. As part of the offer letter that the Company entered into in connection with the recruitment of Mr. Murphy as President and Chief Executive Officer in 2016, the Company entered into a Severance Agreement with Mr. Murphy that provided for certain severance benefits should he be terminated in the future. Following the Company’s annual review of executive severance agreements, on December 1, 2020, the parties extended the agreement’s duration and made certain other changes. The terms of the amended Severance Agreement are summarized below.

If Mr. Murphy’s employment is terminated by the Company for other than “Cause” or if he resigns for “Good Reason” (both as defined in the Severance Agreement), provided he executes and does not revoke a release of claims in a form provided by the Company, he will receive: (a) a lump sum separation payment equal to the sum of two times his then annual base salary, (b) 100% of his target cash incentive, (c) reimbursement for 12 months of medical insurance premiums, and (d) acceleration of certain equity grants as described below. For each Equity Award (as defined in the Severance Agreement) subject only to time-based vesting, the vesting will be accelerated as if Mr. Murphy had remained employed through the date 18 months following the termination of employment date, and for each Equity Award subject to performance-based vesting to the extent that the performance measurement has been completed and shares based on that performance will vest thereafter solely based on time, the vesting will be accelerated as if Mr. Murphy had remained employed through the date 18 months following the termination of employment date. There shall be no acceleration with respect to that portion of any Equity Awards based on performance where the performance measurement has not been achieved. The amended Severance Agreement shall terminate upon the later of (i) January 1, 2023 or (ii) if Mr. Murphy is terminated involuntarily by the Company without Cause prior to January 1, 2023, the date that all of the obligations of the parties hereto with respect to this agreement have been satisfied.

Mr. Murphy is also a Tier 1 participant in the Company’s CIC Plan which provides the following benefits in connection with a termination of employment three months before a Change in Control and ending on the date that is 24 months following the Change in Control: (i) lump sum payment equal to 24 months of annual base salary, (ii) 200% of annual target cash incentive for the fiscal year in which an involuntary termination occurs, (iii) annual target cash incentive for the fiscal year in which an involuntary termination occurs pro-rated for the number of full months employed during the fiscal year, (iv) acceleration of 100% of outstanding and unvested equity awards (with performance-based equity awards subject to adjustment as set forth in the CIC Plan), and

(v) reimbursement of 24 months of continued health coverage. If the provisions of the Company’s CIC Plan are triggered in connection with termination of his employment and he receives the severance benefits provided therein, he will not be eligible for the severance payments under the severance agreement.

Raghib Hussain, Jean Hu, Mitchell Gaynor, and Dan Christman. Ms. Hu, and Messrs. Hussain, Gaynor, and Christman are Tier 2 participants in the Company’s CIC Plan which provides the following benefits in connection with a termination of employment three months before a Change in Control and ending on the date that is 24 months following the Change in Control: (i) lump sum payment equal to 18 months of annual base salary, (ii) 150% of annual target cash incentive for the fiscal year in which an involuntary termination occurs, (iii) annual target cash incentive for the fiscal year in which an involuntary termination occurs pro-rated for the number of full months employed during the fiscal year, (iv) acceleration of 100% of outstanding and unvested equity awards (with performance-based equity awards subject to adjustment as set forth in the CIC Plan), and (v) reimbursement of 18 months of continued health coverage.

Mitchell Gaynor. Concurrently with the commencement of his employment, Mr. Gaynor and the Company entered into a severance agreement pursuant to which, if his employment is terminated by the Company other than for “Cause” or if he resigns for “Good Reason” (both as defined therein), he will be paid a lump sum separation payment equal to the sum of (i) his then annual base salary, (ii) target incentive cash incentive, and (iii) reimbursement for 12 months of medical insurance premiums, provided he executes and does not revoke a release of claims in a form provided by the Company. If the provisions of the Company’s CIC Plan are triggered in connection with termination of his employment and he receives the severance benefits provided therein, he will not be eligible for the severance payments under the severance agreement.

Potential Payments on Termination or Change in Control

The following table shows the potential payments upon termination of employment or a change in control for the named executive officers, other than as noted below. The terms of the CIC Plan applicable to each executive and the terms of any severance agreements, if any, are set forth above in the section entitled “Employment Contracts, Severance Agreements and Change-in-Control Arrangements.” The table assumes that (i) the triggering event took place on January 29, 2021, the last business day of fiscal 2021; (ii) the value of RSU acceleration is computed by multiplying the market price of our common stock on the last trading day of fiscal 2021, which was January 29, 2021 ($51.46) by the number of unvested restricted stock units that are subject to acceleration; and (iii) the pro-rata cash incentive was earned at target for each individual. Amounts actually received if any of our named executive officers cease to be employed will vary based on factors such as the timing during the year of any such event, the Company’s stock price, the named executive officer’s age, performance under the terms of applicable performance-based awards, and any changes to our benefit arrangements and policies.

Named Executive Officer	Involuntary Termination Other than for “Cause” or Voluntary Termination for “Good Reason” with No Change in Control ($)(1)(3)	Involuntary Termination within 3 months before or 24 months after Change in Control or Voluntary Termination for “Good Reason” following Change in Control($)
Matthew J. Murphy
Cash Severance	1,900,000	1,900,000
Cash incentive	1,425,000	2,850,000
Pro-Rata Cash incentive	—	1,425,000
Intrinsic Value of Equity Acceleration	53,730,055	100,441,120	(2)
Health and Welfare Benefits	33,581	67,162
Total	57,088,636	106,683,282

Raghib Hussain
Cash Severance	—	862,500
Cash incentive	—	862,500
Pro-Rata Cash incentive	—	575,000
Intrinsic Value of Equity Acceleration	20,565,680	49,158,481	(2)
Health and Welfare Benefits	—	50,372
Total	20,565,680	51,508,853

Jean Hu
Cash Severance	—	825,000
Cash incentive	—	825,000
Pro-Rata Cash incentive	—	550,000
Intrinsic Value of Equity Acceleration	10,511,323	24,918,527	(2)
Health and Welfare Benefits	—	23,770
Total	10,511,323	27,142,297

Mitchell Gaynor
Cash Severance	520,000	780,000
Cash incentive	468,000	702,000
Pro-Rata Cash incentive	—	468,000
Intrinsic Value of Equity Acceleration	6,855,192	16,767,675	(2)
Health and Welfare Benefits	24,211	36,317
Total	7,867,404	18,753,992

Dan Christman
Cash Severance	—	690,000
Cash incentive	—	621,000
Pro-Rata Cash incentive	—	414,000
Intrinsic Value of Equity Acceleration	6,855,192	16,224,052	(2)
Health and Welfare Benefits	—	50,680
Total	6,855,192	17,999,732

(1)	If the termination is in connection with a Change in Control, the terms of the CIC Plan apply, and no payments are due under any of the severance agreements described above.
(2)

The following assumptions were made in connection with the stock payouts: TSR PSU amounts were made in fiscal 2019 were confirmed to have a 0% payout. The other performance grants were calculated at the tracking % as of 01/30/2021: FY19 TSR at 120%; FY20 TSR at 200%; FY21 TSR at 200% and VCAs at 100%.

(3)

The Intrinsic Value of Equity Acceleration in column one of the above table includes acceleration of the VCA grant as the VCA grant vests if the employee is terminated without cause after the performance targets have been satisfied.

Termination Due to Death or Disability.

Each executive’s estate or designated beneficiary would be eligible to receive a life insurance payment upon death. This life insurance benefit is provided to all salaried employees at the rate of two-and-a-half times annual base salary (rounded to the higher multiple of $1,000) or $1,000,000, whichever is less. Life insurance coverage is reduced by 35% at age 70 and by 50% at age 75.

In addition, pursuant to the Equity Award Death and Disability Acceleration Policy adopted in February 2018 and applicable to all persons who hold equity under the 1995 Stock Option Plan, upon the death or “disability” (disability shall mean that the holder of the equity award (i) has been unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months or (ii) is determined to be totally disabled by the Social Security Administration) of the holder of an equity award, the vesting of the equity award will be accelerated as follows:

•	for any equity award subject only to time-based vesting, 100% of the shares subject to the equity award;

•

for any equity award subject to performance-based vesting where the performance period has been completed, 100% of the shares subject to the portion of the equity award that has become eligible to vest based on actual performance for the performance period; and

•

for any equity award subject to performance-based vesting where the performance period has not been completed, 100% of the shares subject to the portion of the equity award that would become eligible to vest based on performance at 100% of target levels for the performance period.

Named Executive Officer	Potential Payments Upon Termination as a Result of Death or Permanent Disability ($)(1)(2)
Matthew J. Murphy	79,821,716
Raghib Hussain	40,290,401	(3)
Jean Hu	19,788,120
Mitchell Gaynor	13,218,221
Dan Christman	12,885,430

(1)	Excludes life insurance payment which is provided to all salaried employees.
(2)

Value Creation Award grants were made after the adoption of the policy and provide for different vesting terms in the event of death or disability. These terms are as follows: (a) if performance achievement has occurred prior to death or disability, then 100% of eligible RSUs shall vest; (b) if performance achievement has not occurred prior to death or disability and such event occurs on a date when the closing stock price has exceeded the price target at any time prior thereto, then the RSUs will remain outstanding and shall vest if performance achievement occurs on or prior to the date that is 100 calendar days following the death or disability; and (c) if performance achievement has not occurred on or prior to death or disability and a change in control occurs on or prior to the date that is 100 calendar days following the death or disability and the per share amount equals or exceeds $32.50 (as adjusted under the plan), then the following percentage of RSUs shall vest as of the change in control: (i) 30% plus (ii) the product of (A) 70% multiplied by (B) the difference of the per share amount less $32.50 divided by $7.50; provided, however, the percentage of RSUs vesting shall in no event exceed 100% (e.g., if the per share amount equals or exceeds $40, then the vesting percentage shall be 100%).
(3)	Assumes options are exercised for cash payment of the exercise price.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The Audit Committee is responsible for the review, approval, or ratification of “related-person transactions” between us or our subsidiaries and related persons. The Audit Committee will consider relevant facts and circumstances in determining whether or not to approve or ratify such a transaction, and will approve or ratify only those transactions that are, in its judgment, appropriate or desirable under the circumstances. Under SEC rules and our written policy, a “related person” is a director, officer, nominee for director, or 5% stockholder since the beginning of the last fiscal year and their immediate family members. We have adopted written policies and procedures that apply to any transaction or series of related transactions in which the Company or a subsidiary is a participant and a related person has a direct or indirect interest Pursuant to our policy, the following transactions are subject to standing pre-approval under the policy:

•

Compensation. Any compensation (or benefit under an employee benefit plan) paid by the Company to an employee except where one employee is approving the compensation of another employee who is an immediate family member.

•	Director compensation. Any compensation paid to a director if the compensation has been approved by the Board or a Committee of the Board.

•

Certain transactions with other companies. Any transaction with another company at which a related person’s only relationship is as an employee (other than an executive officer), director or beneficial owner of less than 10% of that company’s shares, or any combination of the foregoing, if the aggregate amount involved does not exceed the greater of $200,000 or 5% of that company’s total annual revenues. In such transactions, the Related Person’s interest is deemed not to be a direct or indirect material interest.

•

Certain Company charitable contributions. Any charitable contribution, grant or endowment by the Company or, if applicable, the Company’s charitable foundation, charitable trust or similar affiliated charitable entity as may exist from time to time to a charitable organization, foundation or university at which a related person’s only relationship is as an employee (other than an executive officer), if the aggregate amount involved does not exceed the lesser of $200,000 or 5% of the charitable organization’s total annual receipts.

•

Transactions where all stockholders receive proportional benefits. Any transaction where the related person’s interest arises solely from the ownership of a class of our equity securities and all holders of that class of our equity securities received the same benefit on a pro rata basis (e.g., dividends).

•

Transactions involving another public company with a common institutional stockholder. Any transaction with (i) another publicly traded company where the related person’s interest arises solely from beneficial ownership of more than 5% of the Company’s common stock and ownership of a non-controlling interest in the other publicly traded company or (ii) a private company where the related person is an “institutional investor” as defined in FINRA Rule 2210(a)(4) and the related person’s interest arises solely from beneficial ownership of more than 5% of the Company’s common stock and ownership of a non-controlling interest in the other company.

In October 2020, the Company hired the step-son of Richard S. Hill as an application engineer. Mr. Hill serves as the chair of the Board. Mr. Hill’s step-son works for a subsidiary of the Company and his annual compensation is currently approximately $150,000 including salary, target cash incentive and the grant date value of an initial restricted stock unit grant, which is comparable to the total compensation of other employees in similar roles in the same location hired around the same time.

Indemnification Arrangements

We have agreed to indemnify certain current and former directors, officers and employees of us and our subsidiary Marvell Semiconductor, Inc. for reasonable costs and expenses incurred by such individuals in connection with certain civil actions and governmental investigations relating to our past stock option granting practices. Our agreement to pay reasonable fees and costs is subject to each individual’s agreement to reimburse us in the event that it is subsequently determined that the individual is not entitled to indemnification under the Bylaws or applicable law.

We have also entered into a standard form of indemnification agreement with each of our named executive officers and directors.

ADDITIONAL INFORMATION

Future Stockholder Proposals and Nominations for the 2022 Annual Meeting

We expect to hold our 2022 Annual Meeting on or about June 2, 2022. Under Rule 14a-8 of the Exchange Act, for a stockholder proposal to be considered for inclusion in the proxy statement for the 2022 Annual Meeting, we must have received the written proposal by such stockholder at the mailing address of our business offices set forth below, no later than the close of business (6:00 p.m. Pacific Time) on January 28, 2022. Such proposals must comply with the other provisions of Rule 14a-8 and additional applicable SEC rules regarding the inclusion of stockholder proposals in company-sponsored proxy materials.

If you desire to bring a matter before an Annual Meeting and the proposal is submitted outside the process of Rule 14a-8, you may use the procedures set forth in the Bylaws to make a stockholder proposal, including director nominations, not intended to be included in our proxy statement under Rule 14a-8 so long as such proposal complies with the Bylaws. In accordance with our Bylaws, stockholder nominations and proposals may be voted on at an Annual Meeting only if such nominations and proposals are made pursuant to written notice timely given to our Secretary and accompanied by certain information. To be timely, a stockholder’s written notice must be received by us not less than 90 nor more than 120 days prior to the one-year anniversary of the date for our 2021 Annual Meeting, which anniversary date is July 16, 2022. To comply with the Bylaws, a stockholder must provide appropriate notice to us no earlier than March 18, 2022 and no later than the close of business (6:00 p.m. Pacific Time) on April 17, 2022. The notice must contain the name and business background of any person being nominated by such stockholder as a director and all material information on any proposal, statement or resolution to be put to the meeting and details of the stockholder submitting the proposal, statement or resolution, as well as other information that may be specified by our Board and the Bylaws as then in effect. Our Board will review proposals from eligible stockholders which it receives by that date and will determine whether any such proposal has been received in accordance with the Bylaws and whether any such proposal will be acted upon at the Annual Meeting.

Our Bylaws contain a proxy access provision, which allows a stockholder or group of up to 20 stockholders owning in aggregate three percent or more of our outstanding shares continuously for at least three years to nominate and include in our proxy materials director nominees constituting up to 20% of the number of directors in office (rounded down) or two nominees, whichever is greater, provided the stockholder(s) and nominee(s) satisfy the requirements in the Bylaws. If a stockholder or group of stockholders wishes to nominate one or more director candidates to be included in the Company’s proxy statement for the 2022 Annual Meeting pursuant to these proxy access provisions in Section 2.11 of our Bylaws, we must receive proper written notice of any such nomination no earlier than the close of business on January 28, 2022 and no later than the close of business on February 27, 2022. In each case, the notice must include information specified in our Bylaws, including information concerning the nominee or proposal, as the case may be, and information about the stockholder’s ownership of and agreements related to our shares.

If, however, the 2022 Annual Meeting is not within 30 days before or after the anniversary of this year’s Annual Meeting, we must receive such notice under both our advance notice and proxy access Bylaws not more than 120 days prior to such meeting and not less than 90 days prior to such meeting or 10 days following the public announcement of the meeting date.

We will not entertain any proposals or nominations at the 2022 Annual Meeting that do not meet the requirements set forth in Rule 14a-8 or our Bylaws, as applicable. We encourage stockholders to seek advice from knowledgeable counsel before submitting a proposal or a nomination. All stockholder proposals or nominations pursuant to this section may be sent to our Chief Administration and Legal Officer and Secretary, Marvell Semiconductor, Inc., 5488 Marvell Lane, Santa Clara, California 95054.

House Holding — Stockholders Sharing the Same Last Name and Address

The SEC has adopted rules that permit companies and intermediaries (such as brokers) to implement a delivery procedure called “house holding.” Under this procedure, multiple stockholders who reside at the same address may receive a single copy of our annual report and proxy materials, including the Notice, unless the affected stockholder has provided contrary instructions. This procedure reduces printing costs and postage fees and also helps protect the environment.

We expect that a number of brokers with account holders who are our stockholders will be “house holding” our annual report and proxy materials, including the Notice. A single Notice and, if applicable, a single set of annual report and other proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be “house holding” communications to your address, “house holding” will continue until you are notified otherwise or until you revoke your consent. Stockholders may revoke their consent at any time by contacting Broadridge Financial Solutions, either by calling 866-540-7095, or by writing to Broadridge Financial Solutions, House Holding Department, 51 Mercedes Way, Edgewood, New York, 11717.

Upon written or oral request, we will promptly deliver a separate copy of the Notice and, if applicable, annual report and other proxy materials to any stockholder at a shared address to which a single copy of any of those documents was delivered. To receive a separate copy of the Notice and, if applicable, annual report and other proxy materials, you may write or call our Investor Relations department at 5488 Marvell Lane, Santa Clara, California, 95054, telephone number (408) 222-3274.

Any stockholders who share the same address and currently receive multiple copies of our Notice or annual report and other proxy materials who wish to receive only one copy in the future can contact their bank, broker or other holder of record to request information about house holding.

OTHER MATTERS

At the time of preparation of this proxy statement, we are not aware of any other matters to be brought before the Annual Meeting. No eligible stockholder had submitted notice of any proposal before the printing and mailing of this proxy statement. However, if any other matters are properly presented for action, in the absence of instructions to the contrary, it is the intention of the persons named in the enclosed form of proxy to vote, or refrain from voting, in accordance with their respective best judgment on such matters.

ANNUAL REPORT ON FORM 10-K

YOU MAY OBTAIN, WITHOUT CHARGE, A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED JANUARY 30, 2021, BY SENDING A WRITTEN REQUEST TO THE FOLLOWING ADDRESS: MARVELL SEMICONDUCTOR, INC., 5488 MARVELL LANE, SANTA CLARA, CALIFORNIA, 95054, ATTN: INVESTOR RELATIONS DEPARTMENT. THE ANNUAL REPORT ON FORM 10-K IS ALSO AVAILABLE AT WWW.MARVELL.COM.

BY ORDER OF THE BOARD OF DIRECTORS,

MATTHEW J. MURPHY

Director, President and Chief Executive Officer

May 28, 2021

MARVELL TECHNOLOGY, INC. 1000 N. WEST STREET SUITE 1200 WILMINGTON, DE 19801 VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on July 15, 2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/MRVL2021 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on July 15, 2021. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY MARVELL TECHNOLOGY, INC. The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees: For Against Abstain 1a. W. Tudor Brown 1b. Brad W. Buss 1c. Edward H. Frank 1a. W. Tudor Brown 1b. Brad W. Buss 1f. Bethany J. Mayer 1d. Richard S. Hill 1e. Marachel L. Knight 1i. Robert E. Switz 1g. Matthew J. Murphy 1h. Michael G. Strachan 1j. Ford Tamer The Board of Directors recommends you vote FOR proposals 2 and 3. 2. An advisory (non-binding) vote to approve compensation of our named executive officers. 3. To ratify the appointment of Deloitte and Touche LLP as our independent registered public accounting firm for the fiscal year ended January 29, 2022. NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement, Stockholder Letter and Form 10-K are available at www.proxyvote.com. D55103-P56798 MARVELL TECHNOLOGY, INC. Annual Meeting of Stockholders July 16, 2021 1:00 PM This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Jean Hu and Mitchell Gaynor, or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Marvell Technology, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 1:00 PM, PDT on July 16, 2021, virtually at www.virtualshareholdermeeting.com/MRVL2021 and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations and in the discretion of the proxies with respect to such other business as may properly come before the meeting or any adjournment or postponement thereof. In the event that any of the nominees named on the reverse side of this form are unavailable for election or unable to serve, the shares represented by proxy may be voted for a substitute nominee selected by the Board of Directors. Continued and to be signed on reverse side